SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of
      the Securities Exchange Act of 1934 (Amendment No.       )


Filed by the Registrant                      [ X ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[   ]Preliminary Proxy Statement
[   ]Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ X ]Definitive Proxy Statement
[   ]Definitive Additional Materials
[   ]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                   AMLI RESIDENTIAL PROPERTIES TRUST
            ----------------------------------------------
           (Name of Registrant as Specified In Its Charter)


                              ----------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[ X ]No fee required.

[   ]$500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).

[   ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.

     1)    Title of each class of securities to which transaction applies:

     2)    Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)    Proposed maximum aggregate value of transaction:

     5)    Total fee paid:

           [   ] Fee paid previously with preliminary materials.
           [   ] Check box if any part of the fee is offset as provided by
                 Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                 1)   Amount Previously Paid:

                 2)   Form, Schedule or Registration Statement No.:

                 3)   Filing Party:

                 4)   Date Filed:

                   AMLI RESIDENTIAL PROPERTIES TRUST

                  125 South Wacker Drive, Suite 3100
                        Chicago, Illinois 60606

                              ___________

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  and
                            PROXY STATEMENT

                              ___________

                                                    March 25, 2002

Dear Shareholder:

     You are invited to attend our annual meeting of shareholders, which will be held on Monday, April 29, 2002, beginning at eleven o'clock a.m., Chicago time, at 111 West Monroe Street (37th floor), Chicago, Illinois.

     The formal notice of the annual meeting, and the proxy statement describing the matters on which you may vote, can be found on the following pages. A copy of our annual report on 2001 financial results is enclosed for your review. Also enclosed is a proxy card and a postage-paid return envelope.

     So that your shares will be voted at the meeting, please complete and sign the enclosed proxy card and return it in the enclosed envelope as promptly as possible. You are encouraged to specify your choices on the matters indicated. However, it is not necessary to specify your choice on a matter if you wish to vote in accordance with the recommendation of the Board of Trustees; in such event, merely executing and returning the proxy card will be sufficient.

     I hope that you will be able to attend the annual meeting. If you do, you may vote your shares in person even though you have returned a proxy.






                                  /S/ ALLAN J. SWEET
                                  ALLAN J. SWEET
                                  President and
                                  Co-Chief Executive Officer

                   AMLI RESIDENTIAL PROPERTIES TRUST

                  125 South Wacker Drive, Suite 3100
                        Chicago, Illinois 60606

                              ___________

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held April 29, 2002

                              ___________

     The 2002 annual meeting of shareholders of AMLI Residential Properties Trust will be held at 111 West Monroe Street (37th floor), Chicago, Illinois on Monday, April 29, 2002, at eleven o'clock a.m., Chicago time, for the following purposes:

     1. To elect three Trustees to serve until the third subsequent annual meeting of shareholders and until their successors are elected and qualify;

     2. To approve an amendment to the AMLI Residential Properties Option Plan to increase the maximum number of securities that may be subject to options under this plan from 2,850,000 to 3,450,000, and to eliminate the plan provision permitting re pricing of options.

     3. To approve the AMLI Residential Properties Senior Officer Share Acquisition Plan and the 260,000 maximum number of shares which may be issued under this plan.

     4. To approve the AMLI Residential Properties Trustee Share Compensation Plan and the 30,000 maximum number of shares which may be issued under this plan.

     5. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2002; and

           To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Trustees has fixed the close of business on March 8, 2002 as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting.

                                  By Order of the Board of Trustees




                                  GREGORY T. MUTZ

                                  Chairman of the Board


Chicago, Illinois
March 25, 2002



     ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

PROXY                                                             PROXY



                   AMLI RESIDENTIAL PROPERTIES TRUST


   This Proxy is Solicited by and on Behalf of the Board of Trustees
                    Annual Meeting of Shareholders
                       To Be Held April 29, 2002



     The undersigned hereby appoints each of John E. Allen, Gregory T. Mutz Allan J. Sweet, and Philip N. Tague with full power of substitution, to represent the undersigned at the annual meeting of shareholders of AMLI Residential Properties Trust to be held on April 29, 2002, and at any adjournments or postponements thereof, and to cast at such meeting the votes that the undersigned would be entitled to cast if present at such meeting, in accordance with the following instructions. If no instructions are indicated, the shares represented by this Proxy will be voted FOR
Items 1, 2, 3, 4 and 5 on the reverse hereof.

     The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy.



       PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                     USING THE ENCLOSED ENVELOPE.



           (Continued and to be signed on the reverse side.)

                              PROXY CARD

                   AMLI RESIDENTIAL PROPERTIES TRUST
           PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER
                       USING DARK INK ONLY. [X]

1.   ELECTION OF TRUSTEES:
     Nominees:  Laura D. Gates, Marc S. Heilweil, Gregory T. Mutz

                                                    For All (Except
                                                    Nominee(s) whose
     _________________________    FOR  WITHHOLD     name(s) appear
                                  All    All        below)
                                  [  ]   [  ]           [  ]

2. To approve an amendment to the AMLI Residential Properties Option Plan to increase the maximum number of securities that may be subject to options under this plan from 2,850,000 to 3,450,000, and to eliminate the plan provision permitting re-pricing of options.

                                  FOR  AGAINST      ABSTAIN
                                  [  ]   [  ]        [  ]

3. To approve the AMLI Residential Properties Senior Officer Share Acquisition Plan and the 260,000 maximum number of shares which may be issued under this plan.

                                  FOR  AGAINST      ABSTAIN
                                  [  ]   [  ]        [  ]

4. To approve the AMLI Residential Properties Trustee Share Compensation Plan and the 30,000 maximum number of shares which may be issued under this plan.

                                  FOR  AGAINST      ABSTAIN
                                  [  ]   [  ]        [  ]

5. Ratification of the appointment of KPMG LLP as independent auditors for 2002.

                                  FOR  AGAINST      ABSTAIN
                                  [  ]   [  ]        [  ]

     Such other business that may properly come before the meeting or any adjournment thereof.

Trustees recommend:  a FOR Vote on Proposals 1, 2, 3, 4 and 5

                 Dated:     ______________________________, 2002


           Signature:       ________________________________________


           Signature, if jointly held_______________________________

           NOTE: Please sign exactly as your name(s) appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

                        YOUR VOTE IS IMPORTANT!

       PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                      USING THE ENCLOSED ENVELOPE

                               CONTENTS
                               --------



                                                                Page
                                                                ----

     .     Introduction . . . . . . . . . . . . . . . . . . . .    1

     .     Annual Report. . . . . . . . . . . . . . . . . . . .    1

     .     Voting of Proxies. . . . . . . . . . . . . . . . . .    1

     .     Proposal 1 - Election of Trustees. . . . . . . . . .    2

     .     Management . . . . . . . . . . . . . . . . . . . . .    3

     .     Board Committees and Meetings. . . . . . . . . . . .    8

     .     Report of the Audit Committee. . . . . . . . . . . .   10

     .     Summary Compensation Table . . . . . . . . . . . . .   11

     .     Option Grants. . . . . . . . . . . . . . . . . . . .   15

     .     Aggregated Option Exercises in 2001 and
           Year-End Option Values . . . . . . . . . . . . . . .   16

     .     Long-term Incentive Plan Awards. . . . . . . . . . .   17

     .     Option Plan. . . . . . . . . . . . . . . . . . . . .   17

     .     Performance Incentive Plan . . . . . . . . . . . . .   19

     .     Executive Share Purchase Plan. . . . . . . . . . . .   19

     .     Senior Officer Share Acquisition Plan. . . . . . . .   21

     .     Incentive Compensation . . . . . . . . . . . . . . .   21

     .     Retirement Savings Plan. . . . . . . . . . . . . . .   21

     .     Compensation of Trustees . . . . . . . . . . . . . .   22

     .     Non-Competition Agreements, Employment
           Agreements, and Termination of Employment. . . . . .   22

     .     Compensation Committee Interlocks and
           Insider Participation. . . . . . . . . . . . . . . .   22

     .     Executive Compensation Committee
           Report on Executive Compensation . . . . . . . . . .   22

     .     Performance Graph. . . . . . . . . . . . . . . . . .   25

     .     Certain Relationship and
           Related Transactions . . . . . . . . . . . . . . . .   26

     .     Relationship with Independent Accountants. . . . . .   27

     .     Security Ownership of Certain
           Beneficial Owners and Management . . . . . . . . . .   28

     .     Beneficial Ownership Reporting Compliance. . . . . .   31

                                                                Page
                                                                ----

     .     Proposal 2 - Approval of Amendment to
           Option Plan. . . . . . . . . . . . . . . . . . . . .   32

     .     Proposal 3 - Approval of Senior Officer
           Share Acquisition Plan . . . . . . . . . . . . . . .   34

     .     Proposal 4 - Approval of Trustee Share
           Compensation Plan. . . . . . . . . . . . . . . . . .   36

     .     Proposal 5 - Ratification of Appointment
           of Independent Auditors. . . . . . . . . . . . . . .   38

     .     Shareholder Proposals. . . . . . . . . . . . . . . .   38

     .     Proxy Solicitation Expense . . . . . . . . . . . . .   38

     .     Exhibit A - Fourth Amendment to
           AMLI Residential Properties Option Plan. . . . . . .   39

     .     Exhibit B - Senior Officer Share
           Acquisition Plan . . . . . . . . . . . . . . . . . .   40

     .     Exhibit C - Trustee Share Compensation Plan. . . . .   46

                   AMLI RESIDENTIAL PROPERTIES TRUST
                  125 South Wacker Drive, Suite 3100
                        Chicago, Illinois 60606
                              ___________

                            PROXY STATEMENT
                              ___________

                    Annual Meeting of Shareholders
                       To Be Held April 29, 2002

                             INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees (the "Board") of AMLI Residential Properties Trust, a Maryland real estate investment trust (the "Company"), for use at the annual meeting of the Company's shareholders to be held on Monday, April 29, 2002, at 111 West Monroe Street, Chicago, Illinois, at eleven o'clock a.m., Chicago time, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement and the enclosed form of proxy are first being mailed or given to shareholders on or about March 25, 2002.

                             ANNUAL REPORT

     The Annual Report of the Company for the year ended December 31, 2001, including financial statements audited by KPMG LLP, independent auditors, and their report thereon dated February 4, 2002, is being mailed together with this Proxy Statement to each of the Company's shareholders of record at the close of business on March 8, 2002 (the "Record Date"). In addition, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, will be sent to any shareholder, without charge, upon written request to AMLI Residential Properties Trust, 125 South Wacker Drive,
Suite 3100, Chicago, Illinois 60606, attention: Secretary, which is the location of the Company's executive offices.

                           VOTING OF PROXIES

     Only shareholders of record of the Company's common shares of beneficial interest, $.01 par value per share (the "Common Shares"), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters voted upon by shareholders. There were 17,850,659 Common Shares outstanding on the Record Date. A majority of the outstanding Common Shares represented in person or by proxy will constitute a quorum at the meeting.

     Each valid proxy returned to the Company will be voted at the Annual Meeting as indicated on the proxy or, if no indication is made with respect to a proposal, in favor of such proposal in accordance with the recommendations of the Board set forth in this Proxy Statement. The Company does not know of any matters to be presented at the Annual Meeting other than the proposals referred to on the proxies and described in this Proxy Statement. However, if any other matters are properly presented at the Annual Meeting, the persons named on the enclosed form of proxy intend to vote the Common Shares represented by them in accordance with their best judgment pursuant to the discretionary authority granted them in the proxies.

     Any person submitting a proxy may revoke it at any time before it is exercised by so notifying the Company in writing or by delivering to the Secretary of the Company a duly executed proxy bearing a later date. In addition, persons submitting proxies may elect to vote their shares in person at the Annual Meeting, although mere attendance at the Annual Meeting will not serve to revoke a proxy.

                              PROPOSAL 1
                         ELECTION OF TRUSTEES


     Three Trustees, constituting all of the Class II Trustees, are to be elected at the Annual Meeting. Such Trustees will serve for a three-year term until the Company's third annual meeting of shareholders subsequent to the Annual Meeting and until their respective successors are elected and qualify, or until earlier death, resignation or removal. Assuming the presence of a quorum, Trustees will be elected by a plurality of the votes cast at the Annual Meeting. There is no cumulative voting for Trustees. For purposes of the election of Trustees, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

     The Board of Trustees has nominated three members of the class of Trustees whose terms are expiring in 2002 to serve for new terms. Each valid proxy returned to the Company will be voted at the Annual Meeting for the three nominees listed below, unless the proxy specifies otherwise.
Each of the nominees listed below is a member of the present Board. Biographical information for each of the nominees is set forth under the caption "Management."

                               NOMINEES

                            Laura D. Gates
                           Marc S. Heilweil
                            Gregory T. Mutz



     If any nominee should unexpectedly become unavailable for service, proxies will be voted for another person selected by the Board, unless the proxy specifies otherwise.

                              MANAGEMENT

TRUSTEES AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Trustees and executive officers of the Company. The Company has a nine-member Board of Trustees which includes, as required by the Company's Declaration of Trust, a majority of the Board (presently five Trustees) who are not affiliated with AMLI Realty Co. and its affiliates and successors (each an "Independent Trustee"). Messrs. Mutz, Allen and Sweet have been Trustees since the organization of the Company. Messrs. Primo, Heilweil, McConahey and Schreiber have been Trustees since February 28, 1994.
Mr. Tague and Ms. Gates have been Trustees since March 14, 1995. Each of the individuals named below as an executive officer of the Company accepted his or her position upon formation of the Company, except Messrs. Tague and Kraft, who accepted their positions in September 1994; Mr. Aisner, who accepted his position in 1996; Messrs. Chapman, Cranor and Thomas, who accepted their positions in December 1997; and Mr. Small, who accepted his position in January 2002. Each of the officers of the Company named below, other than Messrs. Mutz, Allen and Tague, holds no positions with AMLI Realty Co. and its affiliates (other than AMLI Management Company (the "Management Company"), AMLI Institutional Advisors, Inc. ("AIA") and AMLI Residential Construction ("Amrescon", a wholly-owned subsidiary of AMC since March 2000) (each such entity a "Service Company"). Messrs. Mutz and Allen plan to retain positions with AMLI Realty Co. and its affiliates.

     In November 1998, the Company announced the formation of the Office of the Chairman including Messrs. Sweet and Tague. Mr. Mutz continues to provide strategic direction, motivation and resources to the Company. As President and Executive Vice President, respectively, Mr. Sweet and Mr. Tague share the responsibilities of the Chief Executive Officer. Mr. Mutz and Mr. Allen no longer devote a majority of their business time to the activities of the Company. Mr. Tague has been a full-time employee of the Company since 1997.


NAME                  AGE   POSITION
----                  ---   --------
Gregory T. Mutz        56   Chairman of the Board
                            (term would expire in 2002)
John E. Allen          65   Vice-Chairman of the Board
                            (term will expire in 2004)
Allan J. Sweet         54   President, Co-CEO and Trustee
                            (term will expire in 2003)
Philip N. Tague        53   Executive Vice President, Co-CEO and Trustee
                            (term will expire in 2004)
Laura D. Gates*        51   Trustee (term would expire in 2002)
Marc S. Heilweil*      56   Trustee (term would expire in 2002)
Stephen G. McConahey*  58   Trustee (term will expire in 2003)
Quintin E. Primo III*  47   Trustee (term will expire in 2004)
John G. Schreiber*     55   Trustee (term will expire in 2003)
Robert S. Aisner       55   Executive Vice President - Property
                            Management
Robert J. Chapman      54   Executive Vice President/Chief Financial
                            Officer
Brian K. Cranor        46   Executive Vice President - Co-Investments
Stephen C. Ross        44   Executive Vice President - Development
Steven L. Small        46   Executive Vice President/Chief Information
                            Officer
James E. Thomas, Jr.   41   Executive Vice President - Development
Charles C. Kraft       54   Senior Vice President and Treasurer/
                            Principal Accounting Officer
Fred N. Shapiro        53   Senior Vice President - Acquisitions

--------------------

     *    Independent Trustee.

     The following is a biographical summary of the experience of the Trustees and executive officers of the Company and certain other significant employees of the Company:

     Gregory T. Mutz. Mr. Mutz is President & CEO of UICI (NYSE: UCI). He is Chairman of the Board of AMLI Residential Properties Trust, a successor company to AMLI Realty Co., which he co-founded in 1980, and is a Director of the ABN-AMRO Alleghany Family of Mutual Funds. Mr. Mutz had been CEO of the Company until November 1998 and co-CEO of the Company until January 1, 2002. Prior to founding AMLI, Mr. Mutz was an officer with White, Weld & Co., Incorporated, a New York investment-banking firm (1976-1978) and associated with the Chicago law firm of Mayer, Brown, Rowe & Maw (1973-
1976). He received a B.A. from DePauw University in 1967 and a J.D. from the University of Michigan Law School in 1973. Mr. Mutz served as an infantry lieutenant in Vietnam from 1968 to 1969.

     John E. Allen. Mr. Allen is Vice-Chairman of the Board of AMLI Residential Properties Trust and President and a Director of AMLI Realty Co., which he co-founded in 1980. Mr. Allen is also a member of the Board of Directors of Genesis Financial Solutions, Inc. and United CreditServ, Inc. Prior to co-founding AMLI Realty Co., he was a partner at the Chicago law firm of Mayer, Brown, Rowe & Maw, with which he had been associated since 1964. Mr. Allen received a B.S. in Business from Indiana University in 1961 and a J.D. from the Indiana University School of Law in 1964.

     Allan J. Sweet. Mr. Sweet is President, Co-CEO and shares the Office of the Chairman of AMLI Residential Properties Trust with Mr. Mutz and Mr. Tague. He has been associated with the Company since its inception and, prior to that time, with AMLI Realty Co. since 1985. Prior to joining AMLI Realty Co., Mr. Sweet was a Partner in the Chicago law firm of Schiff Hardin & Waite, with which he had been associated since 1978. He received a B.B.A. from the University of Michigan in 1968 and a J.D. from the University of Michigan Law School in 1973. From 1980 to 1983, Mr. Sweet was a trustee of American Equity Investment Trust, an over-the-counter equity REIT. He is a Director of the National Multifamily Housing Council and a member of the Pension Real Estate Association and NAREIT.

     Philip N. Tague. Mr. Tague is Executive Vice President, Co-CEO and shares the Office of the Chairman of AMLI Residential Properties Trust with Mr. Mutz and Mr. Sweet. He has been associated with the Company since its inception and with AMLI Realty Co. since 1982. Mr. Tague has overall responsibility for the Company's development activities. Prior to joining AMLI Realty Co., Mr. Tague was associated with the Chicago law firm of Mayer, Brown, Rowe & Maw (1977-1981). He received a B.S. from Northwestern University in 1971 and a J.D. from Ohio State University College of Law in 1977. He is an officer and/or member of a number of industry groups including the Atlanta Apartment Association, the Georgia Apartment Association, ULI, NAIOP, REIAC, IDRC and the National Multifamily Housing Council.

     Laura D. Gates. Ms. Gates, an Independent Consultant since 2000, is currently the Director of the Capital Funds Campaign for the Fourth Presbyterian Church of Chicago. From 1994 to 2000 she was Vice President for Museum Affairs and later Vice President, International at the Field Museum of Natural History in Chicago. Prior thereto she was a principal of McKinsey & Company, Inc. from 1986 to 1993 and an Associate in that firm from 1980 to 1985. Ms. Gates received a B.A. from Wellesley College in 1972 and an M.B.A. from the Harvard University Graduate School of Business Administration in 1976.

     Marc S. Heilweil. Mr. Heilweil has been President of Spectrum Advisory Services, Inc., an investment counseling company based in Atlanta, Georgia since 1991. He is also the portfolio manager of Marathon Value Portfolio, an equity mutual fund registered under the Investment Company Act of 1940. Previously, he was President of Heilweil Hollander
Jacobs, Inc. from 1986 to 1991 and worked as an investment counselor from 1977 to 1986. Mr. Heilweil practiced law from 1974 to 1977. Mr. Heilweil received a B.A. from Yale University in 1967 and a J.D. from Yale University Law School in 1974.

     Stephen G. McConahey. Mr. McConahey is currently President of SGM Family Properties, LLC, a private investment company. Until October 1999, Mr. McConahey held the position of President and Chief Operating Officer of EVEREN Securities, Inc. and EVEREN Capital Corporation, where he was responsible for the day to day operations of the firm, chaired the operating committee and served as a member of the board of directors. EVEREN was purchased by First Union Corporation in October 1999. Prior to EVEREN, Mr. McConahey was Senior Vice President of corporate and international development at Kemper Corporation and Executive Vice President at Kemper Financial Services. Prior to Kemper, Mr. McConahey was Chairman and Chief Executive Officer of Boettcher and Company, a regional securities brokerage firm headquartered in Denver, Colorado. Mr. McConahey received his bachelor's degree from the University of Wisconsin and MBA from the Harvard University Graduate School of Business Administration. Earlier in his career, Mr. McConahey received a White House Fellowship and subsequently served as Special Assistant to President Gerald Ford. Prior to his fellowship, Mr. McConahey was with the consulting firm of McKinsey and Company.

     Quintin E. Primo III. Mr. Primo is Co-Chairman of Capri Capital, L.P., a real estate investment advisory firm, a position he has held since 1992. Prior thereto, Mr. Primo was Managing Director and co-founder of Q. Primo & Company, Inc., a real estate investment banking firm, from 1988 to 1992. Prior thereto, he was Vice President of Citicorp Real Estate, Inc. Mr. Primo received a B.S. from Indiana University in 1977 and an M.B.A. from the Harvard University Graduate School of Business Administration in 1979.

     John G. Schreiber. Mr. Schreiber is President of Centaur Capital Partners, Inc., a family investment firm. He is also Senior Advisor and Partner of Blackstone Real Estate Advisors, L.P., which manages large real estate private equity funds. Mr. Schreiber is a Director of Host Marriott Corporation and a Director of a number of mutual funds advised by T. Rowe Price Associates, Inc. Mr. Schreiber is also a Director of The Brickman Group, Ltd. and of JMB Realty Corporation and a member of its affiliates. In addition, Mr. Schreiber is a Director of the Rouse Company. Prior to his retirement as an officer of JMB Realty Corporation in 1990, Mr. Schreiber was Chairman of JMB/Urban Development Co. from its inception in 1988 until 1990 and an Executive Vice President of JMB Realty Corporation from 1979 to 1990. Mr. Schreiber received a B.B.A. from Loyola University of Chicago in 1968 and an M.B.A. from the Harvard University Graduate School of Business Administration in 1970.

     Robert S. Aisner. Mr. Aisner is Executive Vice President of AMLI Residential Properties Trust and President of AMLI Management Company. Mr. Aisner has overall responsibility for the Company's property management operations. Prior to joining the Company in 1996, he was Vice President of HRW Resources, a privately held Hartford, CT real estate company. He was responsible for the development, construction and management activities of HRW's Kansas portfolio, which was acquired by the Company in October 1994. Mr. Aisner graduated from Colby College (B.A.) in 1968 and received his M.B.A. from the University of New Hampshire in 1976. He is a Director of the National Multifamily Housing Council, a Director of the Apartment Association of Greater Dallas and a member of the Texas Apartment Association and the National Association of Homebuilders.

     Robert J. Chapman. Mr. Chapman is Executive Vice President and Chief Financial Officer of AMLI Residential Properties Trust. Mr. Chapman joined the Company in December of 1997. Prior to joining the Company, Mr. Chapman was Managing Director of Heitman Capital Management Corporation (1994-97), Managing Director and Chief Financial Officer of JMB Institutional Realty Corporation (1994) and Managing Director and Chief Financial Officer of JMB Realty Corporation (1976-94). He was also associated with KPMG LLP (1972-
76). He received a B.B.A. in 1970 and an M.B.A. in 1971 from the University of Cincinnati and is a CPA. In addition to having been a National Association of Securities Dealers Registered Representative, Mr. Chapman is or has been a member of the Pension Real Estate Association, the Urban Land Institute, the International Council of Shopping Centers, The American Institute of Certified Public Accountants and the Illinois CPA Society. He served as a Director of the National Association of Real Estate Companies and the Real Estate Advisory Council of the University of Cincinnati.

     Brian K. Cranor. Mr. Cranor is Executive Vice President of AMLI Residential Properties Trust and Executive Vice President of AMLI Institutional Advisors, Inc. He joined the Company early in 1998 following the Company's purchase of Trammell Crow Residential - Midwest ("TCR").
Mr. Cranor's primary responsibilities include raising capital for the Company's co-investment activities. He joined TCR in 1989 where he was Partner & Chief Financial Officer, overseeing financing and accounting activity for TCR's Midwest operations. Prior to his association with TCR, Mr. Cranor was Vice President of Oxford Development Company (1984-89) and a Tax Senior (real estate) with Arthur Andersen and Company. Mr. Cranor received an undergraduate degree from Ball State University and an M.B.A. (Accounting) from the University of Houston in 1980. He is a CPA and a member of the Indiana CPA Society and the American Institute of Certified Public Accountants. He also serves as a board member for the Apartment Association of Indiana.

     Stephen C. Ross. Mr. Ross is Executive Vice President of AMLI Residential Properties Trust and has been with the Company since its inception; prior thereto he was with AMLI Realty Co. since 1989. Mr. Ross is responsible for development activities in Chicago. Prior to joining AMLI Realty Co., he was associated with JMB Realty Corporation in Chicago and New York City where he had certain portfolio management and acquisition responsibilities. Mr. Ross received a B.S. from the University of Rochester in 1978 and an M.B.A. from the University of Chicago in 1981. He is a member of the Urban Land Institute and was a founding Director of the Central Region of REIAC.

     Steven L. Small. Mr. Small is Executive Vice President and Chief Information Officer of AMLI Residential Properties Trust. Mr. Small joined AMLI in September 2000 and is responsible for AMLI's technology infrastructure including its wide area network, ERP financial and reporting systems, and technical support operations. Prior to joining AMLI, he owned a company that designed and installed voter registration databases for large municipalities such as Chicago and Phoenix. Mr. Small graduated from the University of Illinois in 1977 with a Bachelor of Science Degree in Computer Engineering.

     James E. Thomas, Jr. Mr. Thomas is Executive Vice President of AMLI Residential Properties Trust and AMLI Residential Construction LLC. He joined the Company late in 1997 following the Company's purchase of TCR. Mr. Thomas is responsible for development activities in Indianapolis, Kansas City and Denver. He joined TCR in 1989 where he was Partner-Acquisitions & Development for markets in the lower Midwest. Prior to his association with TCR, Mr. Thomas was with the Kirkland Group in Boston, MA (1985-89) where he had similar operating responsibilities. Mr. Thomas received a B.S. in 1983 and an M.A. in 1985 from the School of Architecture and Planning of Massachusetts Institute of Technology and an M.S. in Real Estate Development from M.I.T's Center for Real Estate Development in 1985.

     Mark T. Alfieri. Mr. Alfieri is Senior Vice President of Acquisitions of AMLI Residential Properties Trust. Prior to joining the Company in 1999, he was associated with FultsOncor Investment Services (1997-1999) as Vice President where he acted as a broker specializing in the sale of office, industrial and multifamily properties to real estate investors. He was President and Founder of Revest Group, Inc. (1992-1997), an asset management company, and Vice President with Performance Properties Corporation (1987-1991). Mr. Alfieri holds a B.B.A. in Marketing from Texas A&M University. He is a licensed real estate broker in Texas.

     Peggy D. Butterworth. Ms. Butterworth is Senior Vice President of AMLI Management Company. Prior to joining the Company in 1994, she had been associated with AMLI Realty Co. since 1988. Prior to joining AMLI Realty Co., she was Divisional Vice President for the Trammell Crow Company (1979-1988). Ms. Butterworth attended the Virginia Polytechnic Institute and State University.

     Mark T. Evans. Mr. Evans is President of AMLI Residential Construction LLC. He has overall responsibility for the allocation of personnel, resources and systems relating to the Company's multifamily land development and construction activities and is actively involved in the planning, development and product selection for the Company's communities. Joining the Company in 1994, Mr. Evans was previously associated with Peachtree Residential Properties as Director of Purchasing (1992-1994); Roberts Properties (1990-1992); Grove Construction (1986-1990); and AMLI Realty Co. (1983-1986). Mr. Evans graduated from the University of Florida in 1982.

     Charles C. Kraft. Mr. Kraft is Senior Vice President and Treasurer of AMLI Residential Properties Trust and had been associated with AMLI Realty Co. from 1983 through 1996. Mr. Kraft is responsible for financial reporting, tax planning, treasury and cash management operations. Prior to joining AMLI Realty Co., he was associated with the Chicago office of KPMG LLP (1968-1982) in that firm's national real estate practice. Mr. Kraft received an A.B. from Wabash College in 1968. He is a past Director of the Chicago Board of Realtors and is a CPA. Mr. Kraft is a member of The American Institute of Certified Public Accountants and the Illinois CPA Society.

     Rosita A. Lina. Ms. Lina is Senior Vice President and Controller of AMLI Residential Properties Trust. Prior to joining the Company in 1994, she had been associated with AMLI Realty Co. since 1985. Ms. Lina is responsible for the Company's accounting operations. Prior to joining AMLI Realty Co., she was Accounting Manager for four years with Urban Investment and Development Co. in Chicago, Illinois. Ms. Lina received a B.B.A. from the University of the East in Manila, Philippines in 1965 and is a CPA.
She is a member of The American Institute of Certified Public Accountants and the Illinois CPA Society.

     Gregory A. O'Berry. Mr. O'Berry is Executive Vice President of AMLI Management Company and has been with the Company since April 1995. He is responsible for asset management of the Company's multifamily investments, as well as for the operations of AMLI Corporate Homes. He was previously associated with Lincoln Property Company (1985-1995), most recently as Vice President - Finance and Administration (Midwest) in Chicago, Illinois. Mr. O'Berry received a B.S. in Accounting from the University of Illinois in 1982 and is a CPA. He is past President and is currently a member of the Board of Directors and the Executive Committee of the Chicagoland Apartment Association.

     Fred N. Shapiro. Mr. Shapiro is Senior Vice President of AMLI Residential Properties Trust. Prior to joining the Company in 1994, he had been associated with AMLI Realty Co. since 1984. He is responsible for acquisition efforts in the Midwest and Southeast regions and for coordinating efforts to minimize real estate tax assessments. Mr. Shapiro received a B.A. from New York University in 1971 and a J.D. from John Marshall Law School in 1978.

BOARD COMMITTEES AND MEETINGS

     The Company has standing Audit, Executive Compensation and Real Estate Committees of the Board and does not have a standing nominating committee.

     Ms. Gates and Messrs. Heilweil (Chairman) and McConahey constitute the Audit Committee. Pursuant to the Company's by-laws, each member of the Audit Committee must be independent of management of the Company and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met six times during the year 2001 and met once in February 2002 to carry out its responsibilities as detailed in its charter which was adopted on May 1, 2000.

     Messrs. Heilweil, McConahey, Primo and Schreiber and Ms. Gates constitute the Executive Compensation Committee. Pursuant to the Company's by-laws, each member of the Executive Compensation Committee must be a "disinterested person" within the meaning of former Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a majority of the members of the Executive Compensation Committee must be Independent Trustees. The Executive Compensation Committee determines the compensation of the Company's four officers who are also Trustees and the Executive Vice Presidents - Property Management and Chief Financial Officer, and administers the Company's option plan, performance incentive plan, executive share purchase plan, senior officer loan share purchase program, forgivable loan plan and certain other employee benefit plans.
See "Option Plan," "Performance Incentive Plan," "Executive Share Purchase Plan," "Senior Officer Loan Share Purchase Program," "Incentive Compensation," "Retirement Savings Plan," "Non-Competition Agreements, Employment Agreements, and Termination of Employment," and "Executive Compensation Committee Report on Executive Compensation" below. The Executive Compensation Committee met once each in April and October 2001. Since 1999, the Executive Compensation Committee has approved the following increases in base compensation for the four Officer/Trustees listed below:


                          1999     Increase      2000      Increase      2001      Increase      2002
                         Salary   (Decrease)    Salary    (Decrease)    Salary    (Decrease)    Salary
                        --------   --------     --------   ---------   --------   ----------   ---------

John E. Allen . . .     $ 50,000   $(20,000)   $ 30,000    $   0        $ 30,000   $    0       $ 30,000

Gregory T. Mutz . .     $125,000   $(85,000)   $ 40,000    $   0        $ 40,000   $    0       $ 40,000

Allan J. Sweet. . .     $250,000   $ 25,000    $275,000    $ 10,000     $285,000   $    0       $285,000

Philip N. Tague . .     $250,000   $ 25,000    $275,000    $ 10,000     $285,000   $    0       $285,000



     Mr. Allen's and Mr. Mutz's decreases are based on the decreased amount of time being spent on the Company's business.  Amounts shown as "2002 Salary" for Mr. Allen and Mr. Mutz are their Trustees' fees.  The increases Mr.
Sweet and Mr. Tague received as of January 1999 are partially in recognition of their promotions to Co-CEO in the
Office of the Chairman.


     Messrs. Mutz, Allen, Sweet, Primo and Schreiber constitute the Real Estate Committee. Messrs. Heilweil and McConahey are alternate members of the Real Estate Committee, serving in the event that Mr. Primo or Mr. Schreiber is unavailable for a meeting. Action by the Real Estate Committee requires approval of a majority of the members voting on any matter, and such majority must include any one of Messrs. Primo, Schreiber, Heilweil and McConahey. The Real Estate Committee is authorized to, among other things, approve, subject to certain limitations, the acquisition or development of additional apartment communities and the financing, refinancing or sale of the Company's existing apartment communities and other apartment communities acquired by the Company. The Real Estate Committee met two times during 2001.

     Four meetings of the full Board were held in 2001. Each Trustee who held such position in 2001 attended at least 75% in the aggregate of all meetings of the Board and any committee on which such Trustee served.


REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed with management and with the Company's independent auditors the Company's audited financial statements for the year ended December 31, 2001. These discussions included matters required to be discussed by the Statements on Auditing Standards No. 61, which include, among other things, (1) methods used to account for significant or unusual transactions; (2) the effect of significant accounting policies in emerging areas for which there is a lack of authoritative guidance; (3) the process used by management in formulating sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (4) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

     The Audit Committee has received the written disclosures and the letter from our independent auditors, KPMG LLP, as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent auditors the issue of their independence from the Company. The Audit Committee has considered whether the provision of non-audit services by KPMG LLP to the Company for the fiscal year ended December 31, 2001, as described in this Proxy Statement under "Relationship with Independent Accountants," is compatible with maintaining KPMG LLP's independence.

     Based on its review of the audited financial statements and discussions related thereto, the Audit Committee has recommended to the Board of Trustees that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.


                      Marc S. Heilweil, Chairman
                            Laura D. Gates
                         Stephen G. McConahey

                                           EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding the compensation of Messrs. Mutz, Sweet and
Tague, the Co-CEOs of the Company, Mr. Allen, and the Company's five other most highly compensated executive officers during 2001, 2000 and 1999.  The table includes compensation from all sources for services rendered to the Company and its subsidiaries during these years.

                                   ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                              ----------------------------- ----------------------------------
                                                                     AWARDS           PAYOUTS
                                                            -----------------------   -------
                                                  OTHER      RESTRICTED  SECURITIES
                                                  ANNUAL       SHARE     UNDERLYING    LTIP    ALL OTHER
NAME AND                     SALARY    BONUS   COMPENSATION   AWARD(S)    OPTIONS     PAYOUTS COMPENSATION
PRINCIPAL POSITION     YEAR   ($)       ($)       ($) (1)       ($)       (NUMBER)     ($)      ($) (2)
------------------     ----  -------   ------  ------------  ----------  ----------   ------- ------------
Gregory T. Mutz
 Chairman of the
 Board of Trustees
 and Co-CEO (3) . . .  2001  $ 40,000  $  --        $  --                     4,000   $ 98,967     $16,115
                       2000  $ 40,000     --           --          --         4,000   $113,321     $20,198
                       1999  $125,000     --        $18,655        --        35,000       --       $25,765


John E. Allen
 Vice Chairman of
 the Board of
 Trustees . . . . . .  2001  $ 30,000  $  --        $  --                     3,000   $ 51,080     $14,754
                       2000  $ 30,000     --           --          --         3,000   $113,321     $15,144
                       1999  $ 50,000  $35,000      $ 7,925        --        30,000       --       $21,430


Allan J. Sweet
 President,
 Co-CEO, and
 Trustee. . . . . . .  2001  $285,000  $  --        $ 9,958                  60,000   $ 51,080     $20,413
                       2000  $275,000     --        $ 1,444        --        95,000   $113,321     $23,706
                       1999  $250,000  $62,390      $ 8,305        --        57,000       --       $29,152






                                   ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                              ----------------------------- ----------------------------------
                                                                     AWARDS           PAYOUTS
                                                            -----------------------   -------
                                                  OTHER      RESTRICTED  SECURITIES
                                                  ANNUAL       SHARE     UNDERLYING    LTIP    ALL OTHER
NAME AND                     SALARY    BONUS   COMPENSATION   AWARD(S)    OPTIONS     PAYOUTS COMPENSATION
PRINCIPAL POSITION     YEAR   ($)       ($)       ($) (1)       ($)       (NUMBER)     ($)      ($) (2)
------------------     ----  -------   ------  ------------  ----------  ----------   ------- ------------

Philip N. Tague
 Executive Vice
 President,
 Co-CEO, and
 Trustee. . . . . . .  2001  $285,000  $  --        $14,998        --        60,000   $ 51,080     $20,384
                       2000  $275,000     --           --          --        95,000   $113,321     $23,713
                       1999  $250,000  $62,390         --          --        57,000       --       $29,142


Robert S. Aisner
 Executive Vice
 President -
 Property Management.  2001  $250,000  $  --        $  --          --        40,000   $   --       $14,171
                       2000  $240,000     --           --          --        75,000       --       $14,785
                       1999  $220,000  $54,090         --          --        46,000       --       $12,942


Robert J. Chapman
 Executive Vice
 President -
 Chief Financial
 Officer. . . . . . .  2001  $250,000  $  --        $ 8,300        --        40,000   $   --       $10,196
                       2000  $240,000     --        $17,499        --        75,000       --       $11,992
                       1999  $220,000  $54,090      $17,498        --        46,000       --       $10,438

Stephen C. Ross
 Executive Vice
 President -
 Development. . . . .  2001  $228,000  $ 6,800      $  --          --        20,000   $ 39,906     $13,879
                       2000  $220,000  $10,000         --          --        35,000   $ 32,377     $17,918
                       1999  $200,000  $49,400         --          --        16,000       --       $18,235





                                   ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                              ----------------------------- ----------------------------------
                                                                     AWARDS           PAYOUTS
                                                            -----------------------   -------
                                                  OTHER      RESTRICTED  SECURITIES
                                                  ANNUAL       SHARE     UNDERLYING    LTIP    ALL OTHER
NAME AND                     SALARY    BONUS   COMPENSATION   AWARD(S)    OPTIONS     PAYOUTS COMPENSATION
PRINCIPAL POSITION     YEAR   ($)       ($)       ($) (1)       ($)       (NUMBER)     ($)      ($) (2)
------------------     ----  -------   ------  ------------  ----------  ----------   ------- ------------

Brian K. Cranor
 Executive
 Vice President . . .  2001  $213,000  $10,000      $  --          --        20,000   $   --       $ 9,904
                       2000  $205,000  $10,000      $ 8,203        --        35,000       --       $11,780
                       1999  $185,000  $47,750      $12,825        --        16,000       --       $10,299

James E. Thomas, Jr.
 Executive
 Vice President . . .  2001  $213,000  $ 6,300      $  --          --        20,000   $   --       $ 9,904
                       2000  $205,000  $10,000         --          --        35,000       --       $11,780
                       1999  $185,000  $47,750      $ 9,619        --        16,000       --       $10,299


--------------------

(1)    The Company pays the cost of personal income tax preparation services for Mr. Sweet ($1,672, $1,444 and
       $1,444 in 2001, 2000 and 1999, respectively) and for Mr. Chapman ($2,500 in each of the years 2001, 2000 and 1999), and, until 1999, for 50% of the cost of personal income tax preparation services for Mr.
       Mutz ($3,656 in 1999) and for Mr. Allen ($907 in 1999).  Compensation based on the 15% discount under the
       Executive Share Purchase Plan was as follows:

                                                      2001           2000           1999
                                                    -------        -------        -------
       Mr. Mutz                                         --             --          $14,999
       Mr. Allen                                        --             --            7,018
       Mr. Sweet                                       8,286           --            6,806
       Mr. Tague                                      14,998           --             --
       Mr. Aisner                                       --             --             --
       Mr. Chapman                                     5,800         14,999         14,998
       Mr. Ross                                         --             --             --
       Mr. Cranor                                       --            8,203         12,825
       Mr. Thomas                                       --             --            9,619





(2)    The employer contributions by the Company under the Retirement Savings Plan for Messrs. Sweet, Tague,
       Aisner, Chapman, Ross, Cranor and Thomas were $1,000 each in 2001; $5,250 each in 2000; and $5,300 each in
       1999.  See "Retirement Savings Plan" below.  The Company paid a $96 annual premium each year to provide up to $50,000 of group term life insurance for each of the named executive officers. During 2001, 2000 and
       1999, Mr. Mutz was credited with $16,019, $20,102 and $25,669, respectively; Mr. Allen was credited with
       $14,658, $15,048 and $21,334, respectively; Messrs. Sweet and Tague were each credited with $18,936,
       $18,170, and $23,578, respectively; Mr. Aisner was credited with $13,075, $9,439 and $7,546, respectively;
       Mr. Chapman was credited with $9,100, $6,646 and $5,042, respectively; Mr. Ross was credited with $12,783,
       $12,609 and $12,839, respectively; and Messrs. Cranor and Thomas were each credited with $8,808, $6,434 and $4,903, respectively, in Performance Units (as defined under "Performance Incentive Plan" below) as distribution equivalents corresponding to the amount of distributions made on the number of units of limited partnership interest ("Units") in AMLI Residential Properties, L.P. (the "Operating Partnership")
       underlying the Performance Units respectively held by each of them.  See "Long-Term Incentive Plan Awards"
       and "Performance Incentive Plan" below.  During 2001, 2000 and 1999, Mr. Sweet received $381, $190 and
       $178, respectively, and Mr. Tague received $352, $197 and $188, respectively, in taxable income relating to split dollar life insurance policies maintained jointly by the Company and these officers.

(3)    Mr. Mutz resigned his position as co-CEO effective January 1, 2002.





OPTION GRANTS

     On October 29, 2001, options for 397,750 Units were granted to 47 key employees and officers of the Company and its subsidiaries at an exercise price of $23.06.  Each Unit is exchangeable for one Common Share.  The following table sets forth certain information with respect to individual grants of options in 2001 to each of the executive officers named in the summary compensation table above.

                                               INDIVIDUAL GRANTS
                            ------------------------------------------------------   POTENTIAL REALIZABLE
                                SECURITIES    PERCENT OF                            ANNUAL RATES OF SHARE
                                UNDERLYING  TOTAL OPTIONS                           PRICE APPRECIATION FOR
                                 OPTIONS      GRANTED TO  EXERCISE OR                    OPTION TERM
                                 GRANTED     EMPLOYEES IN  BASE PRICE   EXPIRATION -----------------------
NAME                           (NUMBER)(1)       2001       ($/SHARE)    DATE (2)      5% ($)     10% ($)
----                           -----------  ------------- -----------   ----------  ----------  ----------

Gregory T. Mutz                     4,000          1.01%      $23.06    10/29/2011  $   58,009  $  147,007

John E. Allen                       3,000          0.75%      $23.06    10/29/2011  $   43,507  $  110,255

Allan J. Sweet                     60,000         15.08%      $23.06    10/29/2011  $  870,139  $2,205,102

Philip N. Tague                    60,000         15.08%      $23.06    10/29/2011  $  870,139  $2,205,102

Robert S. Aisner                   40,000         10.06%      $23.06    10/29/2011  $  580,092  $1,470,068

Robert J. Chapman                  40,000         10.06%      $23.06    10/29/2011  $  580,092  $1,470,068

Stephen C. Ross                    20,000          5.03%      $23.06    10/29/2011  $  290,046  $  735,034

Brian K. Cranor                    20,000          5.03%      $23.06    10/29/2011  $  290,046  $  735,034

James E. Thomas, Jr.               20,000          5.03%      $23.06    10/29/2011  $  290,046  $  735,034

__________

(1) Represents aggregate options to purchase Units.  Such options vest one-third each on October 29, 2004, 2005 and 2006, or immediately in the event of the holder's death, disability, termination without cause, or a change in control of the Operating Partnership.

(2) Subject to earlier expiration twelve months after termination of the holder's employment with the Company and its affiliates.



AGGREGATED OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning exercises of options during 2001 by each of the executive officers named in the summary compensation table above and the year-end value of unexercised options owned by such executive officers.


                                                        NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                             SECURITIES                 UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                             ACQUIRED ON     VALUE       OPTIONS AT YEAR-END           YEAR-END (2) ($)
                              EXERCISE      REALIZED   ---------------------------------------------------
NAME                          (NUMBER)       ($)(1)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                         ------------   --------   ----------- ------------- ----------- -------------


Gregory T. Mutz                  5,000       $21,350       149,999        63,001    $615,185      $237,436
John E. Allen                    5,000       $23,050       139,999        58,001    $581,097      $211,166
Allan J. Sweet                   5,000       $24,000       136,666       235,334    $564,128      $655,774
Philip N. Tague                  7,500       $36,000       116,666       235,334    $456,290      $655,774
Robert S. Aisner                15,000       $60,413        21,666       176,834    $ 54,765      $497,962
Robert J. Chapman                   0          --           14,166       176,834    $ 41,865      $497,962
Stephen C. Ross                 15,000       $72,000        63,833        85,167    $257,074      $233,680
Brian K. Cranor                     0          --           15,000        86,000    $ 39,238      $233,941
James E. Thomas, Jr.                0          --           15,000        86,000    $ 39,238      $233,941

___________

(1) Computed as the number of options exercised multiplied by the difference between fair value per share at date of exercise and the exercise price per share.

(2) Calculated based on the year-end share value of $25.22 per share.


LONG-TERM INCENTIVE PLAN AWARDS

     Since January 30, 1995, 116,200 Performance Units (as defined under "Performance Incentive Plan" below), of which 54,800 original Performance Units remain outstanding as of February 28, 2002, were awarded to key employees and officers of the Operating Partnership and the Service Companies pursuant to the Company's performance incentive plan. Of this total, 3,500 Performance Units were awarded on October 29, 2001 (none of which were awarded to the executive officers named in the summary compensation table above) and the remainder were awarded in years prior to 2001. In February 2001, Mr. Mutz received $98,967, Mr. Allen received $51,080, Mr. Sweet received $51,080, Mr. Tague received $51,080, and Mr. Ross received $39,906 as cash compensation in full satisfaction of the Performance Units these officers had been awarded in 1996. In February 2002, Messrs. Mutz, Sweet and Tague each received cash compensation payments of $72,965; Mr. Allen received a cash compensation payment of $58,372; and Mr. Aisner and Mr. Ross each received a cash compensation payment of $51,075, in full satisfaction of the Performance Units these officers had been awarded in 1997. See "Performance Incentive Plans" below.

     Each Performance Unit is payable in one Unit.

     Performance Units will generally become payable upon the determination that the relevant performance objectives set by the Executive Compensation Committee have been met. The performance objective applicable to these Performance Units is the achievement by the Company of 4% compound annual growth in Funds from Operations (as defined under "Incentive Compensation" below) during the five- to ten-calendar year period immediately following each award. Calculation of the Company's compound annual growth in Funds from Operations will initially be made as soon as practicable after the fiscal year end five years following each award, and if the performance objective has not been met at such calculation date, it will again be calculated as soon as practicable after each of the next five fiscal year ends until the performance objective has been met. If the performance objective has not been met during the ten-year period following the award, such Performance Units will expire and none of the participants in the Performance Incentive Plan will receive any payments in respect thereof.
If at any such calculation date it is determined by the Executive Compensation Committee that the performance objective has been met, payments will be made to each eligible participant in an amount equal to one Unit for each Performance Unit (or cash equal to the fair market value of such number of Units in lieu thereof with respect to each Performance Unit held).

     Payment will be made for each eligible Performance Unit upon the determination by the Executive Compensation Committee that the performance objective has been met or exceeded. No payment will be made if the performance objective has not been met.

OPTION PLAN

     In 1994, the Company adopted the Option Plan to provide incentives to attract and retain Trustees, officers and key employees and service providers. The summary of the Option Plan set forth below is qualified in its entirety by the text of the Option Plan.

     The Option Plan provides for the grant of options to purchase a specified number of Common Shares or Units ("Options"). Under the Option Plan, the maximum number of Common Shares available for grant and available to be issued upon exchange of Units issued under the Option Plan is equal to 2,850,000 (increased from 1,000,000 in 1998 and from 2,000,000 in 2000 pursuant to amendment to the Plan). Upon certain extraordinary events, the Executive Compensation Committee may make such adjustments in the aggregate number and kind of Common Shares or Units reserved for issuance, the number and kind of Common Shares or Units covered by outstanding awards and the exercise prices specified therein as it determines to be appropriate.

     Participants in the Option Plan, who may be directors, officers or employees of, or service providers to, the Company, its subsidiaries or designated affiliates, will be selected by the Executive Compensation Committee. Approximately 48 Trustees, officers and employees are currently eligible to participate in the Option Plan. The Executive Compensation Committee will also determine the terms of Options granted under the Option Plan including, among other things, the exercise price of Options, whether Incentive Share Options ("ISOs") or non-qualified Options shall be granted, the number of Common Shares or Units subject to each Option and the vesting schedule applicable to each such Option. Trustees of the Company are also eligible to participate but, in the case of Trustees who are not also employees of the Company, only pursuant to automatic grants under a specified formula set forth in the Option Plan and described under "Compensation of Trustees" below.

     The Executive Compensation Committee may amend any award previously granted, prospectively or retroactively. No such amendment may impair the rights of any participant under any award without the consent of such participant (except for any amendment made to cause the Option Plan to qualify for an exemption provided by Rule 16b-3 under the Exchange Act). The Option Plan authorizes the Executive Compensation Committee to grant Options at an exercise price determined by the Executive Compensation Committee. Such price cannot be less than 100% of the fair market value of the Common Shares or Units on the trading date immediately preceding the date on which the Option in respect thereof is granted. Subject to certain limitations regarding real estate investment trust ("REIT") qualification and taxes, with respect to any individual, the aggregate fair market value (determined at the time the Option is granted) of Common Shares with respect to which ISOs may be granted under the Option Plan, which Options are exercisable for the first time during any calendar year, may not exceed $100,000. No Option may be granted or exercised if the grant or exercise of such Option could cause the Company to fail to qualify as a REIT for Federal income tax purposes or to incur additional taxes under Section 857 of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price is payable in cash. The vesting provisions of the Options will be determined by the Executive Compensation Committee, except with regard to Options received by Independent Trustees as described under "Compensation of Trustees" below.

     Notwithstanding the foregoing references to the Executive Compensation Committee, the authority to grant and administer Options awarded to Service Company employees or service providers who are not also Trustees or officers of the Company subject to Section 16(a) of the Exchange Act is vested in the board of directors, or a committee of two or more directors, of the respective Service Company.

     The right of any participant to exercise an Option may not be transferred in any way other than by will or the laws of descent and distribution.

     On October 29, 2001, Options for 397,750 Units were granted to 47 key employees and officers of the Company and its affiliates at an exercised price of $23.06 per Unit.

     On October 30, 2000, Options for 634,250 Units were granted to 44 key employees and officers of the Company and its affiliates at an exercise price equal to $23.1562 per Unit.

     On November 1, 1999, Options for 412,500 Units were granted to 44 key employees and officers of the Company and its affiliates at an exercise price equal to $20.8125 per Unit.

     The Co-CEOs, the Chairman and the Vice Chairman of the Board of Trustees, and the five most highly compensated executive officers of the Company have received Options under the Option Plan as follows: Mr. Mutz, 218,000; Mr. Allen, 201,000; Mr. Sweet, 377,000; Mr. Tague, 359,500; Mr.
Aisner, 213,500; Mr. Chapman, 191,000; Mr. Ross, 164,000; Mr. Cranor,
101,000; and Mr. Thomas, 101,000. For Options granted to such executive officers in 2001, see "Option Grants" above. The Company's Independent Trustees have received Options as described under "Compensation of Trustees" below. The Company's executive officers as a group have received an aggregate of 2,053,750 Options under the Option Plan and current employees of the Company and the Service Companies as a group (excluding executive officers of the Company) have received an aggregate of 505,333 Options under the Option Plan.

PERFORMANCE INCENTIVE PLAN

     On January 30, 1995, the Board adopted a performance incentive plan (the "Performance Incentive Plan") pursuant to which performance units ("Performance Units") may be awarded to employees of the Operating Partnership and the Service Companies. The Performance Incentive Plan is a form of phantom equity plan, with each Performance Unit awarded under the plan intended to be equal in value to a Unit, the value of which corresponds to the value of a Common Share. The Executive Compensation Committee selects the employees eligible to participate in the Performance Incentive Plan, determines the number of Performance Units, if any, to award to a participant and the terms and conditions of the award, and administers the Performance Incentive Plan. The number of Performance Units held by an employee will be increased proportionally to reflect distributions made with respect to Units, which distributions correspond to dividends paid with respect to Common Shares. Performance Units will become payable to the employee upon determination by the Executive Compensation Committee that the particular performance objectives specified by the Executive Compensation Committee have been met or upon a "change in control" (as defined in the Performance Incentive Plan). Payment on Performance Units will be made in a number of Units equal to the number of eligible Performance Units held by an employee on the payment date, except that Performance Units held by an employee who is subject to Section 16 of the Exchange Act with respect to the Company will be payable in an amount of cash equal to the fair market value of the Units which would otherwise be paid to such employee. Under the Performance Incentive Plan, the total number of Performance Units available for grant and the total number of Common Shares available to be issued upon exchange of Units issued under the Performance Incentive Plan will be equal to 250,000. Upon certain extraordinary events, the Executive Compensation Committee may make such adjustments in the aggregate number of Performance Units which may be awarded and the aggregate number of Common Shares reserved for issuance upon exchange of Units issued under the Performance Incentive Plan as it determines to be appropriate.

     Performance Units were awarded to employees and officers of the Operating Partnership and the Service Companies for services performed as follows: 3,300 Performance Units were awarded to 23 individuals on October 29, 2001; 3,500 Performance Units were awarded to 21 individuals on October 30, 2000; and 9,250 Performance Units were awarded to 24 individuals on November 1, 1999. Messrs. Mutz, Allen, Sweet, Tague and the Company's five next most highly compensated officers received none of these Performance Units. See "Long-Term Incentive Plan Awards" above.

EXECUTIVE SHARE PURCHASE PLAN

     The "Executive Share Purchase Plan" was adopted by the Board effective May 1, 1996 and was approved at the 1996 annual meeting of shareholders. All Trustees who are not employees of the Company were eligible to participate in the Executive Share Purchase Plan through 1999. Other eligible participants will be Trustees, officers and employees of the Company, the Operating Partnership and the Service Companies, designated by the Executive Compensation Committee of the Company or, in the case of Service Company employees, by the board of directors, or a committee of at least two Directors, of the applicable Service Company.

     Eligible participants who are Trustees, officers or employees of the Company may elect to purchase Common Shares, and eligible participants who are employees of the Operating Partnership or Service Companies may elect to purchase Units (which the participant is required to exchange immediately for an equal number of Common Shares), during quarterly window periods. A "window period" is the ten business day period commencing on the third business day following the Company's quarterly public release of earnings. Participants may only purchase Common Shares or Units during one window period in any calendar year. The number of Common Shares or Units which may be purchased is (i) for Trustees, the number of Common Shares with a fair market value, on the trading day immediately preceding the date of purchase, of $100,000 and (ii) for participants who are not Trustees, the number of Common Shares or Units, as applicable, with a fair market value, on the trading day immediately preceding the date of purchase, of the lesser of $100,000 or 50% of the participant's base salary. The purchase price per Common Share or Unit is 85% of the fair market value of a Common Share or Unit on the trading day immediately preceding the date of purchase.

     Participants electing to make purchases under the Executive Share Purchase Plan may receive a loan for up to 80% of the purchase price, provided that, in no event may a participant have more than $200,000 principal amount of loans outstanding under this Plan at any time. All loans shall have a term of no more than 10 years and shall be secured by the Common Shares purchased or received in exchange for Units purchased with full recourse to the participant. All principal and interest under any loans will become due and payable (i) 60 days after the date the participant's employment with the Company, the Operating Partnership and the Service Companies terminates for any reason other than death, retirement on or after attainment of age 62, or following a Change in Control of the Company (as described in the following paragraph), or (ii) 180 days after the date the participant's employment with the Company, the Operating Partnership and the Service Companies terminates by reason of death, retirement on or after attainment of age 62, or following a Change in Control of the Company. The loans will bear interest at a fixed rate of 150 basis points over the then current ten-year Treasury bond rate.

     The Common Shares may not be sold, assigned, transferred or pledged (except to secure a loan under the Executive Share Purchase Plan) during the period ending on the earlier of (i) the fifth anniversary of the purchase date, (ii) the date of a Change in Control of the Company, or
(iii) the date that the participant terminates employment or service on the Board, as applicable. In addition, the Common Shares may not be transferred while they are serving as collateral for a loan under the Executive Share Purchase Plan. Generally, a Change in Control will be deemed to occur upon acquisition of more than 20% of the Company's voting stock by any party (other than by certain related parties), a merger, sale of substantially all of the Company's assets, the liquidation of the Company, or the election of Trustees constituting a majority of the Board who were not recommended by the incumbent Trustees.

     During 2001, 2000 and 1999, six Trustees and eight key officers and employees acquired a total of 12,434, 11,421 and 37,271 Common Shares, respectively, pursuant to this Plan. Total expense recorded in 2001, 2000 and 1999 for the 15% discount, including the Service Companies' shares, was $42,000, $37,000 and $116,947, respectively. At December 31, 2001, the aggregate outstanding balance of recourse loans made pursuant to this Plan was $286,000. In February 2002, three key employees acquired an additional 10,291 Common Shares pursuant to this Plan. The amounts of the Trustees' and officers' loans are included in the total loans set forth in the footnotes to the security ownership table. See "Security Ownership of Certain Beneficial Owners and Management" below.

SENIOR OFFICER LOAN SHARE PURCHASE PROGRAM

     Since 1997, the Executive Compensation Committee of the Board has approved a total of $9,830,795 in recourse loans to the four officers who are also Trustees and fifteen other officers to enable them to acquire on the open market a total of 442,794 of the Company's Common Shares. All 442,794 shares had been acquired by February 28, 2002. These loans bear interest at rates ranging from 3.91% to 6.23% and generally have terms of nine years. The remaining unpaid amounts of each officer's loans are included in the amounts set forth in the footnotes to the security ownership table.

     Since 1999, the Company has made $3,098,000 of additional loans to 22 Senior Officers of the Company which they used to acquire Company shares on the open market (62,100 shares for $1,297,000 in 1999, 39,876 shares for $881,000 in 2000, and 36,805 shares for $920,000 in 2001). These loans are subject to forgiveness over the five year period commencing December 1999, 2000 or 2001 (based solely on each employee's continued employment with the Company), as follows: 10% following the end of the second year, an additional 20% following the end of the third year, an additional 35% following the end of the fourth year, and the final 35% at the end of the fifth year. See "Security Ownership of Certain Beneficial Owners and Management" below.

INCENTIVE COMPENSATION

     A bonus incentive compensation plan (the "Bonus Plan") is in place for executive and key officers. This program awards bonuses to executive officers and certain other key officers covered under the plan based on the achievement of specified targets and goals for the Company and the individual officer. The primary targets are based upon annual increases in Funds from Operations (defined as income (loss) before minority interest of Unit holders in the Operating Partnership and extraordinary items plus certain non-cash items, primarily depreciation) per share, Common Share price performance compared to performance of the share price of selected competitors and benchmarking against the economic performance of selected competitors. The amount of bonus is based on a formula determined for each officer based on a range of up to 50% of base compensation. The Executive Compensation Committee may also grant discretionary bonuses to certain officers based upon an assessment of such an officer's performance.

     Bonuses for 2001, 2000 and 1999 for the most highly compensated executive officers of the Company are set forth in the summary compensation table. See "Summary Compensation Table" above.

RETIREMENT SAVINGS PLAN

     The Company and its affiliates have adopted a joint retirement savings plan (the "Retirement Savings Plan") for their full-time employees. The Retirement Savings Plan is a qualified plan pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code. Employees of the Company, the Operating Partnership and the Service Companies are generally eligible to participate in the Retirement Savings Plan after one full year of service. Eligible employees may contribute each year up to 15% of their compensation to the Retirement Savings Plan. At the end of each year, the Company or such entity will match up to 50% of each participating employee's contribution, to a maximum of $1,000 per employee. Employees are not vested in the Company's or such entity's contributions until the third anniversary of their employment.

     As of January 1, 1995 the Retirement Savings Plan was amended to provide for an additional contribution by the Company, the Operating Partnership or one of the Service Companies, as applicable, equal to a percentage (0% for 2001, 2.5% for 2000 and 3% for 1999) of each eligible employee's compensation. All such contributions are invested in Common Shares.

     The employer contributions by the Company under the Retirement Savings Plan during 2001, 2000 and 1999 for the most highly compensated executive officers of the Company are set forth in footnote (3) to the summary compensation table. See "Summary Compensation Table" above.

COMPENSATION OF TRUSTEES

     In 2001, the Company paid its Independent Trustees at the annual rate of $20,000, consisting of $8,000 in cash and $12,000 in Common Shares acquired in quarterly open market purchases following each dividend record date. Each Independent Trustee also receives 2,000 Options annually. Messrs. Mutz, Allen, Sweet and Tague were not paid any Trustees' fees in 2001. Commencing in 2002, Mr. Mutz, the Chairman of the Board, and Mr. Allen, the Vice-Chairman of the Board, are no longer employees of the Company and will be paid Trustee fees of $40,000 ($16,000 in cash and $24,000 in Common Shares) and $30,000 ($12,000 in cash and $18,000 in
Common Shares), respectively, and will receive 4,000 Options and 3,000 Options, respectively, in their capacities as Chairman of the Board and Vice-Chairman of the Board. In addition, the Company reimburses all Trustees for expenses incurred in attending meetings.

     Pursuant to the Option Plan (described above), Messrs. Primo, Heilweil, McConahey and Schreiber and Ms. Gates were each granted, effective as of the time they became Trustees, and each future Independent Trustee will also be granted, effective as of the Trustee's initial election or appointment, a ten-year Option to acquire 2,000 Common Shares at fair market value on the trading day immediately preceding the date of the grant (in the case of Messrs. Primo, Heilweil, McConahey and Schreiber, the initial public offering price of $20.50 per share). A Trustee's initial Options are not exercisable until after the first anniversary of the date of grant. The exercise price is payable in cash.

NON-COMPETITION AGREEMENTS, EMPLOYMENT AGREEMENTS AND TERMINATION
OF EMPLOYMENT

     The four officers who are also Trustees and 13 other officers of the Company have each entered into an employment agreement with the Company, which includes a non-competition provision. The non-competition provision of each employment agreement prohibits each officer from engaging directly or indirectly in the multifamily residential property business other than on behalf of the Company during the period the officer is an employee of the Company and for a period of either 12 months, 18 months, or 24 months from termination of employment. Upon both a change in control of the Company and a change in circumstance of the employee (as such terms are defined in the agreements), the employment agreements provide for immediate vesting of all previously unvested Options and Performance Units, cash payment equal to one, two or three times average compensation (as defined) and additional cash compensation to each employee who might be subject to excise taxes under Section 4999 of the Internal Revenue Code so that the Employee receives that amount before the application of income taxes that he would receive if he were not subject to such excise taxes.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no Executive Compensation Committee interlocks or insider participation on the Executive Compensation Committee.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation Committee of the Board consists of all five members of the Board who are not employees of the Company, the Operating Partnership or a Service Company. The Executive Compensation Committee reviews and approves all remuneration arrangements for the four most highly compensated officers of the Company (the "Senior Executives"), and administers the Option Plan, the Performance Incentive Plan, the Executive Share Purchase Plan, the Senior Officer Loan Share Purchase Program, and the Bonus Plan. The Executive Compensation Committee also reviews and adopts or recommends to shareholders the adoption of new employee benefit plans or modifications to existing plans. The Executive Compensation Committee met in April and October 2001 in connection with 2001 compensation matters.

     The Company's executive compensation program is intended to attract, incentivize, reward and retain experienced and motivated executives who contribute to the Company's growth. The goal of the Executive Compensation Committee in setting Senior Executive compensation is to align the interests of the executives with those of the Company's shareholders, focusing on long-term growth of Funds From Operations ("FFO") and increases in shareholder value. The Executive Compensation Committee, in administering the Company's executive compensation program, considers recommendations from management and extensive available data concerning executive compensation at other equity real estate investment trusts and companies in other businesses. The Executive Compensation Committee periodically discusses with senior management the cost and desirability of engaging an independent compensation consultant, but elected not to do so in 2001. The Executive Compensation Committee reviewed this decision in 2001 and expects to continue to review this decision annually.

     The Committee has approved additional grants of Options, Performance Units, and recourse loans for the purchase of Common Shares in recognition of the continuing desirability of aligning the interests of management and shareholders.

     For 2002, the Committee has discretion to authorize subjective cash bonuses and has established incentives for objective cash bonuses that are contingent upon the Company's achieving a 5.2% increase in FFO over the $2.51 per share recorded for 2001.

     The Company's executive compensation currently consists of an executive's base salary, cash bonus, Options under the Option Plan, discounted purchases under the Executive Share Purchase Plan, and Performance Units under the Performance Incentive Plan.

     BASE SALARY. Executive salary levels are designed to reward Company employees for performing their normal duties. Salary levels are established on the basis of a number of factors including management recommendations, prior salary history with the Company, industry comparables, individual performance and overall Company results. For 2002, the salaries of the President and Co-Chief Executive Officer and the Executive Vice President - Development and Co-Chief Executive Officer were left unchanged. The other Senior Executives' salary increases in 2002 averaged 4.9%.

     BONUSES. The Company's executive officers participate in the Bonus Plan. A portion of the bonus each year is based on pre-established goals concerning growth in FFO and benchmarking Company FFO and stock price performance against those of a group of other multifamily real estate investment trusts. A discretionary portion is also based on achievement of individual job goals and for extraordinary contributions to the Company's results for the past year. No cash bonus was paid to the Chairman, the Vice Chairman, the President/Co-CEO or the Executive Vice President/Co-CEO for 2001. Cash bonuses paid to other Senior Executives in 2002 for 2001 performance averaged 1.4% of 2001 base salary.

     OPTIONS AND PERFORMANCE UNITS. Awards of Options under the Option Plan and of Performance Units under the Performance Incentive Plan are designed to utilize the award of interests in the Company and the Operating Partnership in order to tie Senior Executive compensation to the creation of shareholder value and allow the Senior Executives to share in the success of the Company. As with cash bonuses, a portion of the awards under the Option Plan are based on predetermined FFO and stock price performance in both absolute and comparative terms and a portion are discretionary. Awards of Performance Units under the Performance Incentive Plan are discretionary, but their vesting generally depends on continued employment with the Company and FFO growth experience over the five years following their award. See "Long-Term Incentive Plan Awards" above for a description of the vesting provisions of Performance Units awarded in prior years.

     COMPENSATION OF CO-CHIEF EXECUTIVE OFFICERS. For 2002, the Executive Compensation Committee evaluated the compensation of Messrs. Sweet and Tague utilizing the same philosophy and procedures as are applied to other Senior Executives of the Company. The base salaries of the Co-CEO's were left unchanged as of January 2002 as described above, and no cash bonuses were awarded to the Co-CEO's for the Company's 2001 performance. As detailed under "Option Grants" and "Long-Term Incentive Plan Awards," the Executive Compensation Committee also awarded the Co-CEO's Options under the Option Plan based on their contributions to the Company's 2001 performance.

     It is the Executive Compensation Committee's intention that, so long as it is consistent with the Company's overall compensation objectives, all executive compensation be deductible for federal income tax purposes.
Section 162(m) of the Internal Revenue Code limits the tax deduction for compensation paid to the Company's Chief Executive Officers and the four most highly compensated officers who are employed at fiscal year end to $1 million per year, unless certain requirements are met. The Company's ability to meet the REIT distribution requirements, and the portion of the Company's distributions which constitute taxable dividend income, rather than return of capital, may be impacted by Section 162(m).

     The Executive Compensation Committee does not believe that any compensation paid by the Company in 2001 would meet the tests under
Section 162(m) for a disallowance of compensation deductions; nor does it presently intend that any such deductions be disallowed in the future. However, the Executive Compensation Committee, in setting future Senior Executive compensation, will continue to consider the long-run interests of the Company, balancing any non-deductibility under Section 162(m) against the need for the Company to adequately compensate its executive officers for services rendered.




                   EXECUTIVE COMPENSATION COMMITTEE

                            Laura D. Gates
                           Marc S. Heilweil
                         Stephen G. McConahey
                         Quintin E. Primo III
                           John G. Schreiber

PERFORMANCE GRAPH

     The following line graph compares the change in the Company's cumulative shareholder return on its Common Shares to the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the NAREIT Equity REIT Total Return Index ("NAREIT Index") from December 31, 1996, to December 31, 2001. The graph assumes the investment of $100 in the Company and each of the indices on December 31, 1996 and the reinvestment of all dividends. The return shown on the graph is not necessarily indicative of future performance.


[PERFORMANCE GRAPH]

                                      December 31,
                             ---------------------------------------------
                         1996    1997    1998    1999    2000    2001
                       ------- ------- ------- ------- ------- -------
AMLI Residential
 Properties Trust . .  $100.00 $102.94 $111.33 $109.97 $145.67 $161.26

NAREIT Index. . . . .  $100.00 $120.26 $ 99.21 $ 94.63 $119.58 $136.24

S&P 500 Index . . . .  $100.00 $133.37 $171.49 $207.55 $188.65 $164.05


     A $100.00 investment in the Company on December 31, 1996, increased to $102.94 at December 31, 1997, increased to $111.33 at December 31, 1998, decreased to $109.97 at December 31, 1999, increased to $145.67 at December 31, 2000, and increased to $161.26 at December 31, 2001.

     The NAREIT Index, adjusted to $100.00 at December 31, 1996, increased to $120.26 at December 31, 1997, decreased to $99.21 at December 31, 1998, decreased to $94.63 at December 31, 1999, increased to $119.58 at December 31, 2000 and increased to $136.24 at December 31, 2001.

     The S&P 500 Index, adjusted to $100.00 at December 31, 1996, increased to $133.37 at December 31, 1997, increased to $171.49 at December 31, 1998, increased to $207.55 at December 31, 1999, decreased to $188.65 at December 31, 2000 and decreased to $164.05 at December 31, 2001.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE SERVICE COMPANIES

     Ninety-five percent of the voting common stock of each of the Service Companies is owned by AMLI Realty Co., which enables AMLI Realty Co. to control the election of such companies' directors, the majority of which, in the case of each Service Company, cannot by charter be officers, directors or employees of AMLI Realty Co. The Operating Partnership owns 5% of the voting common stock and all of the nonvoting preferred stock of each of the Service Companies. The nonvoting preferred stock of each Service Company is generally entitled to dividends equal to 95% of all distributions made by the relevant company.

     The Management Company provides management and leasing services to each of the apartment communities owned by the Company or in which the Company owns an interest. The Company paid the Management Company management fees totaling $3,159,000 in 2001 with respect to the communities owned by the Company; and affiliated partnerships paid the Management Company management fees totaling $6,594,000 in 2001 with respect to other communities in which the Company owns an interest. The master property management agreement with respect to the communities owned by the Company had an initial term of three years, and was renewed for an additional three years on February 16, 2000; it may be terminated earlier by either the Management Company or the Operating Partnership upon an event of default by the other party.

     During 2001, the Company accrued or paid to the Service Companies $209,000 in general contractor fees, $273,000 in interest expense, and $439,000 for costs associated with landscaping and grounds maintenance; unconsolidated co-investment partnerships also engaged the services of the Service Companies during 2001.

     During 2001, the Company earned or received $946,000 of interest on notes and advances to the Service Companies and earned or received various fees from unconsolidated co-investment partnerships.

CORPORATE SERVICES AGREEMENT

     Pursuant to a corporate services agreement among the Management Company, AIA, Amrescon, the Operating Partnership and the Company, the Operating Partnership and the Management Company provide various managerial, administrative, accounting, investor relations, and other services related to the operations and administration of the Management Company, AIA, Amrescon, the Operating Partnership and the Company. The corporate services agreement provides for the parties to reimburse the Operating Partnership and the Management Company quarterly for costs incurred with respect to this agreement. The Company, the Management Company, AIA and Amrescon paid $0, $135,045, $203,595 and $0, respectively, to the Operating Partnership pursuant to the corporate services agreement in 2001. The Company, the Operating Partnership, AIA and Amrescon paid $0, $1,495,207, $251,748 and $475,836, respectively, to the Management Company pursuant to the corporate services agreement in 2001.

     The corporate services agreement may be renewed each year for consecutive one-year terms, provided that the Company, the Operating Partnership, Amrescon, AIA and the Management Company mutually consent to each such renewal at least 60 days before the expiration of the then-current term. Each such entity has so consented to a renewal for a term until March 31, 2003. The corporate services agreement may be terminated earlier in the event that the Operating Partnership no longer owns more than 50% of the preferred stock of the Management Company, in the event of a material default by the Management Company, AIA, Amrescon, the Operating Partnership or the Company (which is not cured within certain specified time periods), or in the event of the voluntary or involuntary bankruptcy of the Management Company.

     Unless the Management Company acts in bad faith, is grossly negligent, recklessly disregards its duty, or engages in willful misconduct, the Management Company will have no liability to the Company or the Operating Partnership resulting from the performance of its duties under the corporate services agreement. The Management Company is required to indemnify AIA, Amrescon, the Company and the Operating Partnership for any damages arising out the Management Company's default under the corporate services agreement or as a result of the Management Company's gross negligence. Similarly, AIA, Amrescon, the Company and the Operating Partnership are obligated to indemnify the Management Company for any damages arising out of their respective defaults under the corporate services agreement or as a result of their gross negligence.

RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS

     KPMG LLP has been the independent accounting firm that audits the financial statements of the Company and its subsidiaries since inception of the Company in 1994.

     AUDIT FEES

     KPMG LLP billed the Company and its consolidated affiliates $105,000 for the audit of the Company's financial statements during the year ended December 31, 2001, and $42,000 for the review of financial statements included in the Company's Forms 10-Q during 2001. KPMG LLP billed additional amounts aggregating approximately $380,000 to the Company's unconsolidated affiliates for audit related services during 2001.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     KPMG LLP neither billed for nor performed any services for the Company in 2001 related to financial information systems design or implementation.

     ALL OTHER FEES

     KPMG LLP billed the Company and its consolidated affiliates $163,000 for other services performed during 2001. The other services included planning and consulting services relating to income taxes. In addition, KPMG LLP billed amounts aggregating approximately $161,000 to the Company's unconsolidated affiliates for such services during 2001.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AND MANAGEMENT


     The following table sets forth the beneficial ownership of the Common Shares as of February 28, 2002 for (1) each person who is known to the Company to have been the beneficial owner of more than five percent of the Common Shares outstanding on February 28, 2002, (2) each Trustee of the Company and each executive officer of the Company named in the summary compensation table and (3) the Company's Trustees and executive officers as a group. The number of Common Shares beneficially owned by a person includes the number of Common Shares into which Units and Series A Cumulative Convertible Preferred Shares of Beneficial Interest ("Series A Preferred Shares") beneficially owned by the person are exchangeable and convertible and the number of Common Shares for which a person holds an option, exercisable within sixty days of February 28, 2002, to acquire. The percent of Common Shares beneficially owned by a person assumes that all Units and Series A Preferred Shares held by the person are exchanged and converted for Common Shares and that none of the Units or Series A Preferred Shares held by other persons are so exchanged or converted and that all options exercisable within sixty days of February 28, 2002 to acquire Common Shares held by the person are exercised and no options to acquire Common Shares held by other persons are exercised.

     In addition to the holders shown below, Security Capital Preferred Growth Incorporated, 11 South LaSalle Street, Chicago, IL 60603 owns AMLI's entire issue of 3,125,000 Series B Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest (the "Series B Preferred Shares"). The Series B Preferred Shares were issued at a price of $24 per share, are convertible into Common Shares on a one-for-one basis, are non-callable until 2007, and carry an annual dividend equal to the greater of $1.80 per share or the annual dividend rate on the Common Shares, which is currently $1.92 per share.

                                        COMMON SHARES   PERCENT OF ALL
NAME AND ADDRESS                         BENEFICIALLY   COMMON SHARES
OF BENEFICIAL OWNER (1)                   OWNED (2)           (2)
----------------------                  -------------   --------------

UICI (3). . . . . . . . . . . . . . . . . . 2,550,986            13.0%

Morgan Stanley Dean Witter & Co. (4). . . . 1,619,362             9.1%
Gregory T. Mutz (5) . . . . . . . . . . . .   442,453             2.5%
John E. Allen (6) . . . . . . . . . . . . .   228,502             1.3%
Allan J. Sweet (7). . . . . . . . . . . . .   271,985             1.5%
Philip N. Tague (8) . . . . . . . . . . . .   225,315             1.2%
Laura D. Gates (9). . . . . . . . . . . . .    26,712             0.1%
Marc S. Heilweil (10) . . . . . . . . . . .    20,206             0.1%
Stephen G. McConahey (11) . . . . . . . . .    23,676             0.1%
Quintin E. Primo III (12) . . . . . . . . .    12,164             0.0%
John G. Schreiber (13). . . . . . . . . . .    30,216             0.2%
Robert S. Aisner (14) . . . . . . . . . . .    76,624             0.4%
Robert J. Chapman (15). . . . . . . . . . .    88,214             0.5%
Stephen C. Ross (16). . . . . . . . . . . .    84,611             0.5%
Brian K. Cranor (17). . . . . . . . . . . .    53,465             0.3%
James E. Thomas, Jr. (18) . . . . . . . . .    49,385             0.3%
All Trustees and executive officers
  as a group (17 persons) . . . . . . . . . 1,683,282             9.1%

----------

 (1) Unless otherwise noted, the address for each of the persons or entities is 125 South Wacker Drive, Suite 3100, Chicago, Illinois 60606.

 (2) Assumes that all Units and Series A Preferred Shares held by the person are exchanged and converted for Common Shares and that none of the Units or Series A Preferred Shares held by other persons are so exchanged or converted and that all options exercisable within sixty days of February 28, 2002 to acquire Common Shares held by the person are exercised and no options to acquire Common Shares held by other persons are exercised.

 (3) UICI is a publicly-traded (NYSE: UCI) insurance and financial services company headquartered at 4001 McEwen, Suite 200, Dallas, Texas 75244. Directly and through wholly or majority-owned affiliates, UICI beneficially owned 728,900 Common Shares, 100,000 Series A Preferred Shares, and 1,722,086 Units, as follows:

       The MEGA Life and Health
         Insurance Company. . . . . . . . .1,722,086   Units
       The MEGA Life and Health
         Insurance Company. . . . . . . . .  155,000   Common Shares
       United Group Reinsurance, Inc. . . .  381,927   Common Shares
       United Group Reinsurance, Inc. . . .  100,000   Preferred Shares
       Financial Services Reinsurance
         Ltd. . . . . . . . . . . . . . . .  104,273   Common Shares
       Midwest National Life
         Insurance Company. . . . . . . . .   73,900   Common Shares
       U.S. Managers Life Insurance
         Company, Ltd.. . . . . . . . . . .   13,800   Common Shares
                                           ---------
                                           2,550,986
                                           =========

(4) Information with regard to Morgan Stanley Dean Witter & Co. is based solely on Amendment No. 2 to Schedule 13G, dated February 13, 2002. Morgan Stanley Dean Witter & Co. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

(5) Mr. Mutz, directly and through various trusts and other affiliates, beneficially owned 263,367 Common Shares and 29,087 Units and held 149,999 currently exercisable Options to acquire Common Shares. Starting in November 1996, Mr. Mutz has financed the acquisition of 116,935 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2001 and February 28, 2002 were $2,162,684; such loan balances totalled $944,727 at February 28, 2002 and bear interest at fixed rates ranging from 4.45% to 6.06%.

(6) Mr. Allen, directly and through affiliates, beneficially owned 87,069 Common Shares and 1,434 Units and held 139,999 currently exercisable Options to acquire Common Shares. Starting in November 1996, Mr. Allen has financed the acquisition of 77,306 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2001 and February 28, 2002 were $1,480,033; such loan balances totalled $1,100,958 at February 28, 2002 and bear interest at fixed rates ranging from 4.45% to 6.23%.

(7) Mr. Sweet, directly and through various trusts and other affiliates, beneficially owned 133,486 Common Shares and 1,833 Units and held 136,666 currently exercisable Options to acquire Common Shares. Starting in November 1996, Mr. Sweet has financed the acquisition of 110,685 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2001 and February 28, 2002 were $1,956,568; such loan balances totalled $1,830,941 at February 28, 2002 and bear interest at fixed rates ranging from 3.91% to 6.40%.

(8) Mr. Tague beneficially owned 108,649 Common Shares and held 116,666 currently exercisable Options to acquire Common Shares. Starting in November 1996, Mr. Tague has financed the acquisition of 106,274 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2001 and February 28, 2002 were $1,943,620; such loan balances totalled $1,762,941 at February 28, 2002 and bear interest at fixed rates ranging from 3.91% to 6.23%.

(9) Ms. Gates beneficially owned 16,327 Common Shares and held 10,385 currently exercisable Options to acquire Common Shares. Starting in November 1996, Ms. Gates financed the acquisition of 13,209 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2001 and February 28, 2002 were $167,770; such loan balances had been fully repaid at February 28, 2002.

(10) Mr. Heilweil beneficially owned 9,821 Common Shares and held 10,385 currently exercisable Options to acquire Common Shares.

(11) Mr. McConahey beneficially owned 13,291 Common Shares and held 10,385 currently exercisable Options to acquire Common Shares. Starting in November 1996, Mr. McConahey financed the acquisition of 10,938 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2001 and February 28, 2002 were $133,520; such loan balances had been fully repaid at February 28, 2002.

(12) Mr. Primo beneficially owned 1,779 Common Shares and held 10,385 currently exercisable Options to acquire Common Shares.

(13) Mr. Schreiber beneficially owned 19,831 Common Shares and held 10,385 currently exercisable Options to acquire Common Shares.

(14) Mr. Aisner beneficially owned 54,958 Common Shares and held 21,666 currently exercisable options to acquire Common Shares. Starting in November 1996, Mr. Aisner has financed the acquisition of 53,411 of the Company's Common Shares with recourse loans from the Company.
     The maximum aggregate loan balances between January 1, 2001 and February 28, 2002 were $999,844; such loan balances totalled $980,772 at February 28, 2002 and bear interest at fixed rates ranging from 3.91% to 6.06%.

(15) Mr. Chapman beneficially owned 74,048 Common Shares and held 14,166 currently exercisable options to acquire Common Shares. Starting in December 1997, Mr. Chapman has financed the acquisition of 73,465 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2001 and February 28, 2002 were $1,119,475; such loan balances totalled $1,119,475 at February 28, 2002 and bear interest at fixed rates ranging from 3.91% to 6.40%.

(16) Mr. Ross beneficially owned, directly and through an affiliate, 20,778 Common Shares and held 63,833 currently exercisable Options to acquire Common Shares. Starting in February 1997, Mr. Ross has financed the acquisition of 19,466 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2001 and February 28, 2002 were $394,931; such loan balances totalled $385,374 at February 28, 2002 and bear interest at fixed rates ranging from 3.91% to 7.01%.

(17) Mr. Cranor beneficially owned 21,465 Common Shares, 17,000 Units and held 15,000 currently exercisable options to acquire Common Shares. Starting in May 1998, Mr. Cranor has financed the acquisition of 20,695 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2001 and February 28, 2002 were $395,474; such loan balances totalled $385,659 at February 28, 2002 and bear interest at fixed rates ranging from 3.91% to 7.43%.

(18) Mr. Thomas beneficially owned 16,028 Common Shares, 18,357 Units and held 15,000 currently exercisable options to acquire Common Shares. Starting in June 1998, Mr. Thomas has financed the acquisition of 15,943 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2001 and February 28, 2002 were $275,882; such loan balances totalled $265,905 at February 28, 2002 and bear interest at fixed rates ranging from 3.91% to 7.43%.



                             SECTION 16(A)
               BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Exchange Act requires the Company's Trustees, certain of the Company's officers, and beneficial owners of more than 10 percent of the Company's outstanding Common Shares, to file reports of ownership and changes in ownership of the Company's Common Shares with the Securities and Exchange Commission and to send copies of such reports to the Company. Based solely upon a review of such reports and amendments thereto furnished to the Company and upon written representations of certain of such persons that they were not required to file certain of such reports, the Company believes that no such person failed to file any such report on a timely basis during 2001 except that Mr. Heilweil was late in including on a Form 5 shares purchased by him during 1999.

                              PROPOSAL 2
                 APPROVAL OF AMENDMENT TO OPTION PLAN

     In 1994, the Board and its shareholders adopted the Amli Residential Properties Option Plan (as subsequently amended, the "Option Plan") to provide incentives to attract and retain Trustees, officers and key employees and service providers. Since there are relatively few common shares of beneficial interest of the Company ("Common Shares") remaining available for grant under the Plan, the Board believes that it is in the best interests of the Company, its employees and its shareholders to increase the number of common shares of beneficial interest of the Company subject to the Option Plan by 600,000. Accordingly the Board has adopted the Fourth Amendment to the Option Plan, subject to shareholder approval (the "Fourth Amendment"). The summary of the Option Plan set forth below is qualified in its entirety by the full text of the Option Plan as it is proposed to be amended. A copy of the Option Plan is filed as an exhibit to our Annual Report on Form 10-K and a copy of the Fourth Amendment is included as Exhibit A to this proxy statement.

     If the Fourth Amendment is not approved by shareholders, the Option Plan will continue in existence in its current state and the Board will consider other alternatives so that it will continue to be able to attract and retain Trustees, officers, key employees and service providers.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS ADOPT AND APPROVE THE FOURTH AMENDMENT.

     DESCRIPTION OF THE OPTION PLAN

     For a complete description of the Option Plan, see "Executive Compensation - Option Plan". Currently we have 290,917 Common Shares remaining under the Option Plan that are not subject to outstanding Options. If the amendment is approved by shareholders, the maximum number of Common Shares subject to the Option Plan will increase to 3,450,000 and the number of Common Shares not subject to outstanding Options will increase to 890,917. In addition, the Option Plan is being amended to eliminate the ability to re-price previously-issued options. In all other respects, the Option Plan will remain the same.

     Participants in the Option Plan, who may be trustees, directors, officers or employees of, or service providers to, the Company, its subsidiaries or designated affiliates, are approved by the Executive Compensation Committee. Approximately 45 persons are currently eligible to participate in the Option Plan. Trustees of the Company who are not also employees of the Company are entitled to participate in the Option Plan, but they are only entitled to receive automatic grants under a specified formula set forth in the Option Plan as described under "Compensation of Trustees" above. During 2001, Options to acquire a total of 297,000 Common Shares were granted to all executive officers as a group, Options to acquire a total of 10,000 Common Shares were granted to the five independent trustees as a group and Options to acquire a total of 100,750 Common Shares were granted to all eligible employees, other than executive officers, as a group. For a discussion of the benefits granted under the Option Plan in 2001 to named executive officers, see "Executive Compensation - Option Grants" earlier in this proxy statement.

     The closing sale price of the Common Shares on the New York Stock Exchange on February 28, 2002 was $24.10.

     The affirmative vote of the holders of a majority of the Common
Shares present and entitled to vote at the meeting is required for approval of the amendment to the Option Plan. For purposes of the vote on the proposed amendment, abstentions will have the same effect as votes against the proposed amendment and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote. Both abstentions and broker non-votes will count toward the presence of a quorum. Each validly executed proxy returned to the Company will be voted for the adoption of the amendment to the Option Plan unless the proxy specifies otherwise.

     FEDERAL INCOME TAX CONSEQUENCES

     The tax discussion below does not purport to be a complete analysis of the potential tax consequences relevant to the recipients of Options or to the Company, or to describe tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.


TAX CONSEQUENCES TO THE PARTICIPANT

     Under the Option Plan, the Executive Compensation Committee may grant nonqualified Options to the Company's officers and key employees. Nonqualified Options consist of Options to acquire Units and Options to acquire Common Shares that are not intended to qualify as ISOs. Under the Code provisions applicable to an Option Plan participant, the participant's receipt of a nonqualified option should not result in recognition of income or loss for federal income tax purposes, if that option has no readily ascertainable fair market value at its grant date. At the time of exercise, however, the difference between the fair market value of the Common Shares or Units that are the subject of the option and the exercise price, if any, will generally constitute ordinary income to the participant.

     A participant will generally recognize taxable gain or loss on the subsequent sale of Common Shares acquired pursuant to the exercise of a nonqualified share option, which will be treated as a long- or short-term capital transaction depending on the participant's holding period. With respect to Units acquired pursuant to the exercise of an option granted under the Option Plan, the participant will generally recognize taxable gain or loss upon the exchange of the Units for Common Shares, which will be treated as a long- or short-term capital transaction depending on the participant's holding period. The amount of such gain or loss will be measured by the difference between the fair market value of the shares at the conversion date and the participant's tax basis in such Units at the conversion date. The participant will also recognize taxable gain or loss on the subsequent sale of the Common Shares, which will be treated as a long- or short-term capital transaction depending on the participant's holding period, and will be measured by the difference between the amount realized upon the sale of the shares and the fair market value of the shares at the time the Units were converted into shares, plus any amounts previously received from the Company as a return of capital.


TAX CONSEQUENCES TO THE COMPANY

     The Company (or, as applicable, the subsidiary or affiliate that is the employer of a participant at the time an option is awarded under the Option Plan) should be allowed a deduction in the year and to the extent that the participant recognizes ordinary income as a result of the exercise of a nonqualified option. For certain executives of the Company, the deduction may be subject to the $1 million deduction limit of Section 162(m) of the Code (discussed under "Executive Compensation Committee Report on Executive Compensation"), although the Company believes that the Options currently outstanding under the Option Plan should qualify for an exception to this deduction limit.

                              PROPOSAL 3
           APPROVAL OF SENIOR OFFICER SHARE ACQUISITION PLAN

     In 1997, the Board adopted the Senior Officer Loan Share Purchase Program whereby the Company made recourse loans to certain senior officers of the Company who then used the proceeds to purchase Common Shares in the open market. Most of such loans made in 1999 and thereafter provided for principal repayment by the employer of each senior officer over a five year period based solely on continued employment with the Company. For more information on the Senior Officer Loan Share Purchase Program, see "Executive Compensation - Senior Officer Loan Share Purchase Program" elsewhere in this proxy statement. In order to provide that these Common Shares may be issued directly by the Company as well as acquired in open market transactions, the Board has adopted the 2002 Senior Officer Share Acquisition Plan (the "Acquisition Plan"), subject to shareholder approval.

If the Acquisition Plan is not approved by shareholders, then the Senior Officer Loan Share Purchase Program will continue in existence under its current terms until changed by the Board. If the Acquisition Plan is approved by shareholders, no further loans will be made under the Senior Officer Loan Share Purchase Program.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS ADOPT AND APPROVE THE ACQUISITION PLAN. THE ACQUISITION PLAN IS DESCRIBED BELOW, BUT REFERENCE SHOULD BE MADE TO THE TEXT OF THE ACQUISITION PLAN WHICH IS SET FORTH IN APPENDIX B, FOR COMPLETE INFORMATION.

     DESCRIPTION OF THE ACQUISITION PLAN

     Under the terms of the Acquisition Plan, the Committee of the Board described below in " - Administration" is entitled to designate those persons who will be granted the right to purchase Common Shares and the terms, conditions and restrictions under which they may purchase shares. The purchase price for shares purchase under the Acquisition Plan will be determined by the committee, provided that the purchase price may not be less than the lesser of (i) the fair market value at the time of purchase, or (ii) in the committee's option, the average Common Share value over a specified period. As long as the Common Shares are listed for trading on the New York Stock Exchange, the fair market value shall equal the average of the high and low trading prices for the Common Shares on the trading day immediately preceding the date of the award and the average Common Share value shall be average fair market value of a Common Share over the specified period.

     It is expected that the initial transactions under the Acquisition Plan will occur shortly after the annual meeting of shareholders, assuming the Acquisition Plan is approved by shareholders. No determination has been made with regard to who will be permitted to purchase Common Shares pursuant to the Acquisition Plan or the terms or conditions of any such purchase. For a discussion of previous loans made under the Senior Officer Loan Share Purchase Program, see "Executive Compensation - Senior Officer Loan Share Purchase Program" elsewhere in this proxy statement.

     The purchase price of the Common Shares purchased under the Acquisition Plan shall be paid at the time of the purchase in cash, or in such other form permitted by the committee. The form of payment may include the use of proceeds of the loan from the Company, which loan would be evidenced by a promissory note, and will be subject to such terms and restrictions imposed by the committee, which may include forgiveness of the loan.

     NUMBER OF SHARES SUBJECT TO PLAN

     Under the Acquisition Plan, the aggregate number of Common Shares which may be sold pursuant to the plan shall be 260,000.

     ADJUSTMENT IN CONNECTION WITH CERTAIN EVENTS

     In the event of a stock dividend or split, recapitalization, merger or consolidation, reorganization, combination or exchange of shares or other similar corporate change or an extraordinary dividend paid in cash or property, the number of shares remaining subject to the Acquisition Plan and the maximum number of Common Shares that may be issued to anyone pursuant to the Acquisition Plan, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and (ii) in the event of a decrease in the number of outstanding shares, be proportionately reduced.

     ADMINISTRATION

     The Acquisition Plan provides that it shall be administered by a committee of at least two members of the Board. The committee has been appointed as the committee authorized to exercise the discretionary powers of the Company under the Acquisition Plan.

     Pursuant to the Acquisition Plan, each member of the committee, and, to the extent provided by the committee, any other person to whom duties or powers shall be delegated in connection with the Acquisition Plan, shall incur no liability with respect to any action taken or omitted to be taken in connection with the Trustee Plan unless attributable to his or her own fraud or willful misconduct, to the fullest extent permitted under applicable law.

     The Board may amend the Acquisition Plan without shareholder approval, except as specified in the Acquisition Plan.

     FEDERAL INCOME TAX CONSEQUENCES

     There are no principal anticipated Federal income tax consequences of awards under the Acquisition Plan to participants and the Company.

                              PROPOSAL 4
              APPROVAL OF TRUSTEE SHARE COMPENSATION PLAN

     Previously Trustees received a portion of their annual compensation in the form of Common Shares that were purchased quarterly in the open market following each dividend record date. In order to provide that these Common Shares may either be issued directly by the Company or acquired in open market transactions, the Board has adopted the 2002 Trustee Share Compensation Plan (the "Trustee Plan"), subject to shareholder approval.
If the Trustee Plan is not approved by shareholders, then the previous method of compensating Trustees will continue in existence under its current terms until changed by the Board.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS ADOPT AND APPROVE THE TRUSTEE PLAN. THE TRUSTEE PLAN IS DESCRIBED BELOW, BUT REFERENCE SHOULD BE MADE TO THE TEXT OF THE TRUSTEE PLAN WHICH IS SET FORTH IN APPENDIX C, FOR COMPLETE INFORMATION.

     DESCRIPTION OF THE TRUSTEE PLAN

     As part of their annual retainer, the Company will grant to each non-employee Trustee a number of Common Shares. The number of Common Shares granted in any one year will be determined by dividing a dollar amount, currently $12,000 ($24,000 with respect to Mr. Mutz and $18,000 with respect to Mr. Allen) by the fair market value of a Common Share on the date of grant. As long as the Common Shares are listed for trading on the New York Stock Exchange, the fair market value shall equal the average of the high and low trading prices for the Common Shares on the trading day immediately preceding the date of the award. In addition to the grant described above, a pro rata grant will be made following the election or appointment of a new Trustee at a time other than at an annual meeting of shareholders. While the dollar amounts discussed in this paragraph are unlikely to change frequently, competitive pressures and other conditions may cause the Board to review and change these amounts as needed. Under the terms of the Trustee Plan, the Board may change these amounts in its sole discretion.

     At the discretion of the Board, grants may be made on an annual basis, or one fourth of such amount may be granted quarterly. Initial grants under the Trustee Plan will be made on April 29, 2002, assuming the Trustee Plan is approved by shareholders. Thereafter annual grants will be made on the date of the annual meeting of shareholders, or quarterly with the first installment awarded on the date of the annual meeting of shareholders. Since the number of Common Shares that will be awarded is based on the fair market value on the date of grant, we cannot currently determine the amounts to be awarded. Based on the $24.10 fair market value of a Common Share on February 28, 2002, each non-employee Trustee would be entitled to receive a grant of 487 Common Shares (995 in the case of Mr. Mutz and 746 in the case of Mr. Allen), resulting in an aggregate grant of 4,286 Common Shares each year. To the extent that the fair market value of a Common Share changes between February 28, 2002 and the date of this year's annual meeting on April 29, 2002, the amounts to be awarded to non-employee Trustees will also change.

     Common Shares granted under the Plan are immediately vested and transferable, except that Common Shares awarded to a Trustee who has not previously performed services for the Company will vest on the 90-day anniversary of the award date. No fractional shares will be issued under the Trustees Plan. To the extent the application of the formula described above would result in the issuance of a fractional share, the number of Common Shares to be issued will be rounded down to the nearest whole number and cash in lieu of a fractional share based on the fair market value of a Common Share on the date of grant will be delivered to the Trustee.

     For a discussion of the awards that were made to Trustees in 2001, see "Executive Compensation - Option Grants" and "-Compensation of Trustees" elsewhere in this proxy statement.

     NUMBER OF SHARES SUBJECT TO PLAN

     Under the Trustee Plan, the aggregate number of Common Shares which may be awarded pursuant to the plan shall be 30,000.

     ADJUSTMENT IN CONNECTION WITH CERTAIN EVENTS

     In the event of a stock dividend or split, recapitalization, merger or consolidation, reorganization, combination or exchange of shares or other similar corporate change or an extraordinary dividend paid in cash or property, the number of shares remaining subject to the Trustee Plan and the maximum number of Common Shares that may be issued to anyone pursuant to the Trustee Plan, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and (ii) in the event of a decrease in the number of outstanding shares, be proportionately reduced.

     ADMINISTRATION

     The Trustee Plan provides that it shall be administered by a committee of at least two members of the Board. This committee has been appointed as the committee authorized to exercise the discretionary powers of the Company under the Trustee Plan, but this committee has no power to select the participants who will receive awards, determine the number of shares to be awarded or the price or time at which awards are to be granted.

     Pursuant to the Trustee Plan, each member of the this committee, and, to the extent provided by the committee, any other person to whom duties or powers shall be delegated in connection with the Trustee Plan, shall incur no liability with respect to any action taken or omitted to be taken in connection with the Trustee Plan unless attributable to his or her own fraud or willful misconduct, to the fullest extent permitted under applicable law.

     The Board may amend the Trustee Plan without shareholder approval, except as specified in the Trustee Plan.

     FEDERAL INCOME TAX CONSEQUENCES

     The following material summarizes the principal anticipated federal income tax consequences of awards under the Trustee Plan to participants and the Company.

     CONSEQUENCES TO PARTICIPANTS

     The participant will realize taxable compensation at the time the award is vested. The amount of such compensation will be equal to the aggregate fair market value of date of the award.

     CONSEQUENCES TO THE COMPANY

     The Company will generally receive a federal income tax deduction at the same time, and in the same amount, as compensation is realized by the participant.

                              PROPOSAL 5
          RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


     The Board, upon the recommendation of the Audit Committee, has appointed the firm of KPMG LLP as the Company's independent auditors for 2002. A proposal to ratify this appointment will be presented at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to adopt this proposal. For purposes of the vote on this matter, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be counted toward the presence of a quorum.

     Each valid proxy returned to the Company will be voted for the ratification of the appointment of KPMG LLP as the Company's independent auditors for 2002 unless the proxy specifies otherwise. The Board recommends that shareholders vote FOR the ratification of such appointment.

     The Company expects that representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.



                         SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the annual meeting of shareholders to be held in the year 2003 must be received by the Company at its principal executive offices on or before November 25, 2002 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.



                      PROXY SOLICITATION EXPENSE


     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally, or by telephone, facsimile transmission or other electronic means, by officers or employees of the Company. The Company will also request persons, firms and corporations holding shares beneficially owned by others to send proxy material to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders' reasonable expenses for doing so.

EXHIBIT A
---------



                          FOURTH AMENDMENT TO
                      AMLI RESIDENTIAL PROPERTIES
                              OPTION PLAN


     WHEREAS, AMLI Residential Properties Trust, a Maryland real estate investment trust (the "Trust"), has adopted and maintains the AMLI Residential Properties Option Plan (the "Option Plan"); and

     WHEREAS, the Board of Trustees of the Trust has the authority to amend the Option Plan, subject to shareholder approval with respect to amendments that increase the number of Shares or Units (as such terms are defined in the Option Plan) eligible for awards under the Option Plan; and

     WHEREAS, the members of the Board of Trustees of the Trust now consider it desirable to amend the Option Plan to increase the number of Shares or Units eligible for awards under the Option Plan;

     NOW, THEREFORE, IT IS RESOLVED, that the Option Plan shall be, and it hereby is, amended, effective as of the date the shareholders of the Trust approve of this amendment, by substituting the following for Section 4.1 of the Option Plan:

     "4.1. NUMBER OF SHARES AND UNITS SUBJECT TO OPTION. Subject to the adjustment provisions of Section 4.4, the aggregate number of

     (a) Shares which may be subject to Share Options (whether as Incentive Share Options or Nonqualified Options), and

     (b)   Units which may be subject to Unit Options,

shall not exceed 3,450,000 Shares or 3,450,000 Units, or any combination of the foregoing. If, and to the extent, that Options granted under the Plan terminate, expire or are canceled for any reason without having been exercised, the shares or Units reserved for issuance pursuant to the terminated, expired or canceled Option (and any Shares reserved in connection with the Conversion Rights of the Units) shall again be available for the granting of Options; provided that the granting and terms of such new Options shall in all respects comply with the provisions of the Plan. No Options to purchase fractional Shares or fractional Units shall be granted or issued under the Plan."

     BE IT FURTHER RESOLVED, that Sections 3.2(d) and 3.3(a) of the Option Plan shall be, and it hereby is, amended, effective as of the date the shareholders of the Trust approve this amendment, by adding the following at the end of each of such provisions: "provided that no such modification or cancellation and reissue may result in a change in the original exercise price other than through the application of the adjustment provisions of this plan."

EXHIBIT B
---------

                   AMLI RESIDENTIAL PROPERTIES 2002
                 SENIOR OFFICER SHARE ACQUISITION PLAN
                 -------------------------------------


                               SECTION 1

                                GENERAL
                                -------

     1.1 ESTABLISHMENT AND PURPOSE. AMLI Residential Properties Trust, a Maryland real estate investment trust (the "REIT"), is the general partner of AMLI Residential Properties, L.P. (the "Partnership"), a Delaware limited partnership. The Partnership owns all of the preferred stock of AMLI Management Company, a Delaware corporation which in turn owns Amrescon, LLC, and each of such entities is referred to individually as a "Service Company" and collectively as the "Service Companies". The Partnership may from time to acquire, directly or indirectly, a greater than 50% economic interest in other entities that may adopt the Plan and become additional Service Companies hereunder, with the consent of the Executive Compensation Committee of the REIT. The REIT, the Partnership, and the Service Companies are each referred to individually as an "Affiliated Company," and collectively as the "Affiliated Companies." The purpose of the AMLI Residential Properties 2002 Senior Officer Share Acquisition Plan (the "Plan") is to enable each of the Affiliated Companies to attract, retain and motivate individuals to perform services as employees and otherwise by providing for or increasing the opportunity for such individuals to share in the growth and success of the Affiliated Companies through proprietary interests in the REIT and thereby promote the long-term financial interest of the REIT and the other Affiliated Companies. The Plan has been established by the REIT as a successor to the loan program established in 1999, under which senior management employees were given the opportunity to purchase Common Shares of the REIT in the open market using the proceeds of loans from the REIT, which loans were reimbursable to each employee by his employer, contingent upon the borrowing employee's fulfillment of certain obligations and conditions.
The Plan is similarly intended to provide senior management employees the opportunity to purchase Common Shares with similarly reimbursable loans. However, in order to facilitate compliance with section 16(b) of the Securities Exchange Act of 1934, as amended, Common Shares purchased under the Plan may be either open market purchases or acquired from the REIT's authorized but unissued shares.

     1.2 PARTICIPATION. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Persons those persons who will be granted the right to purchase Common Shares under the Plan, and thereby become "Participants" in the Plan.

     1.3 OPERATION, ADMINISTRATION, AND DEFINITIONS. The operation and administration of the Plan, including the grant of the right to purchase Common Shares made under the Plan, shall be subject to the provisions of
Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 6 of the Plan).

                               SECTION 2
                               ---------

                   COMMON SHARE ACQUISITION PROGRAM
                   --------------------------------

     2.1 PURCHASE OF COMMON SHARES. The Committee may, from time to time, establish one or more programs under which Participants will be granted the right to purchase Common Shares under the Plan, and shall designate the Participants eligible to participate under such share purchase programs. The purchase price for Common Shares available under such programs, and other terms and conditions of such programs, shall be established by the Committee. The purchase price may not be less than the Fair Market Value of the Common Shares at the time of purchase (or, in the Committee's discretion, the average Common Share value over a period determined by the Committee); provided, however, that the purchase price may not be less than par value of a Common Share.

     2.2 RESTRICTIONS ON SHARES. The Committee may impose such restrictions with respect to Common Shares purchased under subsection 2.1 as the Committee determines to be appropriate.

     2.3 PAYMENT OF PURCHASE PRICE. The purchase price of the Common Shares purchased by a Participant shall be paid at the time of the purchase in cash, or in such other form permitted by the Committee; and such form of payment may include use of the proceeds of the loan from the REIT to the Participant, which loan shall be evidenced by a promissory note, and shall be subject to such terms and restrictions imposed by the Committee, which terms may include the employer's reimbursement of the loan, contingent upon the borrowing individual's fulfillment of conditions and obligations established by the Committee.


                               SECTION 3
                               ---------

                     OPERATION AND ADMINISTRATION
                     ----------------------------

     3.1 EFFECTIVE DATE. Subject to the approval of the shareholders of the REIT at the REIT's 2002 annual meeting of its shareholders, the Plan shall be effective as of April 29, 2002 (the "Effective Date"); provided, however, that to the extent that rights are granted under the Plan prior to its approval by shareholders, they shall be contingent on approval of the Plan by the shareholders of the REIT. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any awards of the right to purchase Common Shares under it are outstanding.

     3.2 COMMON SHARES SUBJECT TO PLAN. The Common Shares which may be purchased by Participants under the Plan shall be subject to the following:

     (a) The Common Shares with respect to which the right to purchase may be awarded under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company, including shares purchased in the open market, in private transactions or otherwise.

     (b) Subject to the following provisions of this subsection 3.2, the maximum number of Common Shares that may be delivered to Participants and their beneficiaries under the Plan shall be 260,000 Common Shares.

     3.3 GENERAL RESTRICTIONS. Delivery of Common Shares or other amounts under the Plan shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Common Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

     (b) To the extent that the Plan provides for issuance of share certificates to reflect the issuance of Common Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     3.4  ADJUSTMENT TO SHARES.

     (a) In the event of any change in the outstanding Common Shares by reason of a stock dividend or split, recapitalization, merger or consolidation (whether or not the REIT is a surviving corporation), reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend paid in cash or property, the number of Common Shares (or other securities) then remaining subject to this Plan, and the maximum number of shares that may be issued to anyone pursuant to this Plan, including those that are then covered by outstanding awards of the right to purchase Common Shares, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased and the price for each share then covered by an outstanding right to purchase Common Shares shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced and the price for each share then covered by an outstanding right to purchase Common Shares shall be proportionately increased.

     (b) In the event the adjustments described in clauses (i) and (ii) of paragraph (a) of this subsection 3.4 are inadequate to ensure equitable treatment of any holder of the right to purchase shares, then, to the extent permissible under applicable law, the Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any such holder as the result of any transaction affecting the securities subject to the Plan or as is required or authorized under the terms of any applicable agreement relating to the award of the right to purchase Common Shares.

     (c) The existence of the Plan and the right to purchase shares granted hereunder shall not affect or restrict in any way the right or power of the Board of Trustees or the shareholders of the REIT to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the REIT, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Shares or the rights thereof, the dissolution or liquidation of the REIT or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

     3.5 TAX WITHHOLDING. All benefits under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of Common Shares which the Participant already owns, or through the surrender of Common Shares to which the Participant is otherwise entitled under the Plan.

     3.6 TRANSFERABILITY. The award of the right to purchase Common Shares under the Plan is not transferable except as designated by the Participant by will or by the laws of descent and distribution.

     3.7 FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     3.8 AGREEMENT WITH REIT. An award of the right to purchase Common Shares under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any award of the right to purchase Common Shares to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document.

     3.9 ACTION BY REIT OR AFFILIATED COMPANY. Any action required or permitted to be taken by the REIT or any Affiliated Company shall be by resolution of its board of trustees, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

     3.10 GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     3.11 LIMITATION OF IMPLIED RIGHTS. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating individual the right to be retained in the employ of the REIT or any Affiliated Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no award of the right to purchase Common Shares under the Plan shall confer upon the holder thereof any rights as a shareholder of the REIT prior to the date on which the individual fulfills all conditions for receipt of such rights and purchase such Common Shares.

     3.12 EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.


                               SECTION 4
                               ---------

                               COMMITTEE
                               ---------

     4.1 SELECTION OF COMMITTEE. The Committee shall be selected by the Board, and shall consist of not less than two members of the Board.

     4.2 POWERS OF COMMITTEE. The Committee shall have the authority to control and manage the operation and administration of the Plan. The Committee's administration of the Plan shall be subject to the following:

     (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Persons those persons who shall receive awards to purchase Common Shares, and to establish the terms, conditions, restrictions and other provisions applicable to the right to purchase shares under the Plan, including determining the time or times of receipt, determining the number of shares which may be purchased by a Participant, and (subject to the restrictions imposed by Section 5) canceling or suspending the right to purchase shares.

     (b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

     (c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

     (d) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to declaration of trust and by-laws of the REIT, and applicable state corporate law.

     4.3 DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     4.4 INFORMATION TO BE FURNISHED TO COMMITTEE. The REIT and Affiliated Companies shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the REIT and Affiliated Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

     4.5 LIABILITY AND INDEMNIFICATION OF COMMITTEE. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the REIT be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a Trustee or employee of the REIT. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the REIT, to the fullest extent permitted by law, against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act honestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                               SECTION 5
                               ---------

                       AMENDMENT AND TERMINATION
                       -------------------------

     The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any award to purchase shares granted under the Plan prior to the date such amendment is adopted by the Board.


                               SECTION 6
                               ---------

                             DEFINED TERMS
                             -------------

     In addition to the other definitions contained herein, the following definitions shall apply:

     (a) BOARD. The term "Board" shall mean the Board of Trustees of the REIT.

     (b) COMMON SHARE. The term "Common Share" shall mean a common share of beneficial interest, $0.01 per value per share, of the REIT.

     (c) ELIGIBLE PERSON. The term "Eligible Person" shall mean any employee of an Affiliated Company or any person providing or that has provided services to an Affiliated Company. An award of the right to purchase Common Shares may be granted to an individual, in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Affiliated Company, provided that such right to purchase shares shall not become vested prior to the date the individual first performs such services.

     (d) EXCHANGE ACT. The term "Exchange Act" means the Securities Exchange Act of 1934, as from time to time amended.

     (e) FAIR MARKET VALUE. The "Fair Market Value" of a Common Share shall be determined as follows:

     If the Common Shares are listed or admitted to trading on a securities exchange registered under the Exchange Act, the Fair Market Value of a Common Share is the average of the high and low price of the Common Shares for the day immediately preceding the date as of which Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) reported on the principal securities exchange on which the Common Shares are listed or admitted to trading. If the Common Shares are not listed or admitted to trading on any such exchange but are listed a s a national market security on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), traded in the over-the-counter market or listed or traded on any similar system then in use, the Fair Market Value of a Common Share shall be the average of the high and low sales price for the day immediately preceding the date as of which the Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) reported on such system. If the Common Shares are not listed or admitted to trading on any such exchange, are not listed as a national market security on NASDAQ and are not traded in the over-the-counter market or listed or traded on any similar system then in use, but are quoted on NASDAQ or any similar system then in use, the Fair Market Value of a Common Share shall be the average of the closing high bid and low asked quotations on such system for the Common Shares on the date in question. In all other cases, Fair Market Value for purposes of the Plan shall be determined by the REIT Committee in its sole discretion using appropriate criteria.

EXHIBIT C
---------


                      AMLI RESIDENTIAL PROPERTIES
                 2002 TRUSTEE SHARE COMPENSATION PLAN
                 ------------------------------------


                               SECTION 1
                               ---------


                                GENERAL
                                -------

     1.1. PURPOSE. The Amli Residential Properties 2002 Trustee Share Compensation Plan (the "Plan") has been established by Amli Residential Properties Trust (the "REIT") to promote the interests of the REIT and its shareholders by enhancing the REIT's ability to attract and retain the services of experienced and knowledgeable Trustees and by encouraging such Trustees to acquire an increased proprietary interest in the REIT.

     1.2. OPERATION AND ADMINISTRATION. The operation and administration of the Plan shall be subject to the provisions of Section 3. Capitalized terms in the Plan shall be defined as set forth in Section 6 or elsewhere in the Plan.


                               SECTION 2
                               ---------

                            RETAINER AWARDS
                            ---------------

     2.1.  GENERAL.

     (a) For each Plan Year, each Trustee who is an Eligible Trustee on the first day of that Plan Year shall be granted an "Eligible Trustee Retainer Award" for the year, which shall be in the form of Common Shares having a Fair Market Value in an amount (not in excess of $24,000) to be determined by the Board of Trustees with respect to the individual Eligible Trustee for that Plan Year, subject to the limitations of subsection 3.2.

     (b) Except as otherwise provided in this subsection 2.1, the Eligible Trustee Retainer Award for any Plan Year shall be made as of the first business day of that Plan Year (the "Award Date" for that Eligible Trustee Retainer Award) or, in the sole discretion of the Board of Trustees, quarterly in equal installments commencing as of the first business day of that Plan Year and every three months thereafter (with each such date being an "Award Date"), and the Fair Market Value of the Common Shares so awarded shall be determined as of that date.

     (c) If a Trustee becomes an Eligible Trustee during a Plan Year, on a date other than the first day of the Plan Year, he shall be granted an Eligible Trustee Retainer Award for the year, which shall be in the form of Common Shares having a Fair Market Value equal to an amount (not in excess of $24,000) to be determined by the Board of Trustees with respect to the individual, subject to a pro-rata reduction to reflect the portion of the Plan Year prior to the date on which he becomes an Eligible Trustee. An Eligible Trustee's Retainer Award under this paragraph (e) shall be made on the first business day on which he is an Eligible Trustee (the "Award Date" for that Eligible Trustee Retainer Award), and the Fair Market Value of the Common Shares so awarded shall be determined as of that date.

     (d) The Common Shares awarded under this subsection 2.1 shall be immediately vested and nonforfeitable on the date awarded to the Participant in accordance with this subsection 2.1. Notwithstanding the foregoing, the Common Shares awarded to an Eligible Trustee who has not previously performed services for the REIT shall become vested and nonforfeitable on the 90-day anniversary of the Award Date, provided that the individual to whom the Common Shares were awarded continues to be an Eligible Trustee on such date.

     2.2. FRACTIONAL SHARES. If the Eligible Trustee Retainer Award that would otherwise be made to a Participant as of any Award Date under paragraph 2.1 is not a whole number, then the number of shares otherwise awardable shall be reduced to the next lowest whole number and, instead, the Fair Market Value (determined as of the Award Date) of the shares subject to the reduction shall be paid to the Participant in cash as soon as practicable after the Award Date.



                               SECTION 3
                               ---------

                     OPERATION AND ADMINISTRATION
                     ----------------------------

     3.1. EFFECTIVE DATE. Subject to the approval of the shareholders of the REIT at the REIT's 2002 annual meeting of its shareholders, the Plan shall be effective as of the Effective Date; provided, however, that to the extent that Awards are made under the Plan prior to its approval by shareholders, they shall be contingent on approval of the Plan by the shareholders of the REIT. The Plan shall be unlimited in duration.

     3.2. SHARES SUBJECT TO PLAN. The Common Shares with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued shares, or shares currently held or subsequently acquired by the REIT, including shares purchased in the open market, in private transactions or otherwise. Subject to the provisions of subsection 3.4, the number of Common Shares which may be issued with respect to Awards under the Plan shall not exceed 30,000 shares in the aggregate. Except as otherwise provided herein, any Common Shares subject to an Award which for any reason expires or is terminated without issuance of Common Shares (whether or not cash or other consideration is paid to a Participant in respect of such shares) shall again be available for issuance under the Plan.

     3.3. FRACTIONAL SHARES. No fractional Common Shares shall be distributed under the Plan and, instead, the Fair Market Value of such fractional share shall be distributed in cash, with the Fair Market Value determined as of the date the fractional share would otherwise have been distributable.

     3.4.  ADJUSTMENTS TO SHARES.

     (a) In the event of any change in the outstanding Common Shares by reason of a stock dividend or split, recapitalization, merger or consolidation (whether or not the REIT is a surviving corporation), reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend paid in cash or property, the number of Common Shares (or other securities) then remaining subject to this Plan, and the maximum number of shares that may be issued to anyone pursuant to this Plan, including those that are then covered by outstanding Awards, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased and the price for each share then covered by an outstanding Award shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced and the price for each share then covered by an outstanding Award shall be proportionately increased.

     (b) In the event the adjustments described in clauses (i) and (ii) of paragraph (a) of this subsection 3.4 are inadequate to ensure equitable treatment of any Award holder, then, to the extent permissible under applicable law, the Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan or as is required or authorized under the terms of any applicable Award Agreement.

     (c) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Trustees or the shareholders of the REIT to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the REIT, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Shares or the rights thereof, the dissolution or liquidation of the REIT or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

     3.5. LIMIT ON DISTRIBUTION. Distribution of Common Shares or other amounts under the Plan shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, the REIT shall have no liability to issue any Common Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

     (b) The Committee shall add such conditions and limitations to any Award to any Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, as is necessary to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

     (c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of Common Shares, the transfer of such shares may, at the direction of the Committee, be effected on a non-certificated basis, to the extent not prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules.

     3.6. DISTRIBUTIONS TO DISABLED PERSONS. Notwithstanding any other provision of the Plan, if, in the Committee's opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct that payment be made to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate, and such payment or distribution shall be in lieu of any such payment to such Participant or other person. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

     3.7. ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with Section 5.

     3.8. FORM AND TIME OF ELECTIONS. Any election required or permitted under the Plan shall be in writing, and shall be deemed to be filed when delivered to the Secretary of the REIT.

     3.9.  AGREEMENT WITH REIT.  Each Award of Common Shares granted under
Section 2 shall be evidenced by a written document in such form as is determined by the Committee.

     3.10. EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     3.11. ACTION BY REIT. Any action required or permitted to be taken by the REIT shall be by resolution of the Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the board, by a duly authorized officer of the Board, or (except to the extent prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules) by a duly authorized officer of the REIT.

     3.12. GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.


                               SECTION 4
                               ---------

                               COMMITTEE
                               ---------

     4.1. SELECTION OF COMMITTEE. The Committee shall be selected by the Board, and shall consist of not less than two members of the Board.

     4.2. POWERS OF COMMITTEE. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee. The Committee will have the authority to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

     4.3. INFORMATION TO BE FURNISHED TO COMMITTEE. The REIT shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the REIT as to the period of a Trustee's service shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

     4.4. LIABILITY AND INDEMNIFICATION OF COMMITTEE. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the REIT be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a Trustee or employee of the REIT. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the REIT, to the fullest extent permitted by law, against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                               SECTION 5
                               ---------

                       AMENDMENT AND TERMINATION
                       -------------------------

     The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 3.4 (relating to certain adjustments to shares), no amendment or termination may adversely affect the rights of any Participant or beneficiary under any Award made under the Plan prior to the date such amendment is adopted by the Board. Notwithstanding the provisions of this Section 5, in no event shall the provisions of the Plan relating to Awards under the Plan be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that the limitation set forth in this sentence shall be applied only to the extent required under SEC Rule 16b-3(c)(2)(ii)(B) or any successor provision thereof.


                               SECTION 6
                               ---------

                             DEFINED TERMS
                             -------------

     For purposes of the Plan, the terms listed below shall be defined as follows:

     (a) AWARD. The term "Award" shall mean the Eligible Trustee Retainer Award granted to any person under the Plan.

     (b) BOARD. The term "Board" shall mean the Board of Trustees of the REIT.

     (c) COMMON SHARES. The term "Common Shares" shall mean common shares of beneficial interest, $0.01 per value per share, of the REIT.

     (d) EFFECTIVE DATE. The "Effective Date" means the date on which Trustees begin their yearly term of office on the Board following their election at the REIT's 2002 annual shareholders meeting.

     (e) EXCHANGE ACT. The term "Exchange Act" means the Securities Exchange Act of 1934, as from time to time amended.

     (f)   FAIR MARKET VALUE.  The "Fair Market Value" of a share of
Common Shares shall be determined as follows: If the shares are listed or admitted to trading on a securities exchange registered under the Exchange Act, the Fair Market Value of a share is the average of the high and low price of the shares for the day immediately preceding the date as of which Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) reported on the principal securities exchange on which the shares are listed or admitted to trading. If the shares are not listed or admitted to trading on any such exchange but are listed as a national market security on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), traded in the over-the-counter market or listed or traded on any similar system then in use, the Fair Market Value of a share shall be the average of the high and low sales price for the day immediately preceding the date as of which the Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) reported on such system. If the shares are not listed or admitted to trading on any such exchange, are not listed as a national market security on NASDAQ and are not traded in the over-the-counter market or listed or traded on any similar system then in use, but are quoted on NASDAQ or any similar system then in use, the Fair Market Value of a share shall be the average of the closing high bid and low asked quotations on such system for the shares on the date in question. In all other cases, Fair Market Value for purposes of the Plan shall be determined by the Committee in its sole discretion using appropriate criteria.

     (g) ELIGIBLE TRUSTEE. The term "Eligible Trustee" means a member of the Board of Trustees of the REIT who is not an employee of the REIT.

     (h) PARTICIPANT. A "Participant" is any person who has received an Award under the Plan.

     (i) PLAN YEAR. The term "Plan Year" means the period (i) beginning on the date on which members of the Board begin their yearly term as Board members following the election of Trustees at the REIT's annual shareholders meeting and (ii) ending on the day immediately prior the first day of the following Plan Year. The first Plan Year shall begin on the Effective Date.

     (j)   SEC.  "SEC" shall mean the Securities and Exchange Commission.

     (k)   TRUSTEE.  The term "Trustee" means a member of the Board.